Exhibit 10.1
SETTLEMENT AGREEMENT
This SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of the 9th day of June, 2017 (the “Effective Date”), by and among Toshiba Corporation, a Japanese corporation (“Toshiba”), and Georgia Power Company, a Georgia corporation (“Georgia Power”), Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation formed under the Laws of the State of Georgia (“OPC”), Municipal Electric Authority of Georgia, a public body corporation and politic and an instrumentality of the State of Georgia (“MEAG”), and The City of Dalton, Georgia, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners (“Dalton”). Each of Toshiba, Georgia Power, OPC, MEAG and Dalton may be referred to herein as a “Party” and collectively as the “Parties”.
WHEREAS, the Owners (as defined in the EPC Agreement (as defined below)) and Westinghouse (as defined below) are parties to the EPC Agreement;
WHEREAS, Toshiba has guaranteed certain obligations of Westinghouse under the EPC Agreement pursuant to the terms of the Toshiba Guaranty (as defined below);
WHEREAS, the Owners contend that they have been damaged by Westinghouse’s failure to perform its obligations under the EPC Agreement, and Westinghouse disputes the Owners’ contentions;
WHEREAS, Westinghouse has filed for protection under chapter 11 of the Bankruptcy Code (as defined below);
WHEREAS, the Owners contend that as a result of, among other things, Westinghouse’s chapter 11 filing and Westinghouse’s alleged failure to perform its obligations under the EPC Agreement, Toshiba’s obligations under the Toshiba Guaranty are due;
WHEREAS, Toshiba and the Owners have been engaged in discussions about Toshiba’s aforementioned guaranty obligations; and
WHEREAS, Toshiba and the Owners desire, through this Agreement, to resolve and set forth the amount and manner of payments to be made by Toshiba (directly or, as contemplated by Article III, indirectly) to Beneficiary (as defined below) in respect of Toshiba’s guaranty obligations and to set forth agreements with respect to certain other related matters.
NOW, THEREFORE, in consideration of the recitals, the mutual promises in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINED TERMS
Section 1.1    Defined Terms. For purposes of this Agreement, the following terms shall have the meanings hereby ascribed to them, except where the context clearly indicates a different meaning is intended.
“Affiliate” means, with respect to any Party, any other Person that (a) owns or controls, directly or indirectly, the Party, (b) is owned or controlled by the Party, or (c) is under common control with the Party, where “control” means the power to unilaterally direct the management or policies of, or unilaterally prevent any actions by, the Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that in no event shall an Owner (or any of its subsidiaries) be deemed to be an Affiliate of another Owner (or any of its subsidiaries).
“Agreed Amount” means $3,680,000,000.
“Agreement” has the meaning set forth in the first paragraph of this Agreement.
“Bankruptcy Case” means Case No. 17-10751-MEW filed in the Bankruptcy Court, or any case that now is or in the future becomes jointly administered with such case.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the date hereof.
“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.
“Beneficiary” means Georgia Power, acting for itself and as agent for the other Owners, as set forth in the Toshiba Guaranty.
“CB&I Stone & Webster” means CB&I Stone & Webster, Inc., a Louisiana corporation, formerly named Stone & Webster, Inc. and subsequently named WECTEC Global Project Services Inc.
“Covenant Release Date” means the earlier to occur of the date on which (a) Toshiba properly delivers a Payment Obligation Suspension Notice to Beneficiary in accordance with Section 2.4 and (b) Toshiba is rated by Standard & Poor’s or Moody’s Investor Service at or above the Minimum Rating.
“Dalton” has the meaning set forth in the first paragraph of this Agreement.
“Distribution Order” means an order, in the form of Exhibit D, entered in the Bankruptcy Case by the Bankruptcy Court, with only such changes thereto as are acceptable to each of the Parties in their respective sole discretion.
“Draw Demands” has the meaning set forth in Section 3.1.

“Draw Instruction Notice” has the meaning set forth in Section 3.1.
“Effective Date” has the meaning set forth in the first paragraph of this Agreement.
“EPC Agreement” means that certain Engineering, Procurement and Construction Agreement entered into as of April 8, 2008, by and among Georgia Power, acting for itself and as agent for OPC, MEAG and Dalton, and a consortium consisting of Westinghouse and Stone & Webster, as amended by (a) Amendment No. 1 to Engineering, Procurement and Construction Agreement entered into as of December 11, 2009, by and among Georgia Power, acting for itself and as agent for OPC, MEAG and Dalton, and a consortium consisting of Westinghouse and Stone & Webster, (b) Amendment No. 2 to Engineering, Procurement and Construction Agreement entered into as of January 15, 2010, by and among Georgia Power, acting for itself and as agent for OPC, MEAG and Dalton, and a consortium consisting of Westinghouse and Stone & Webster, (c) Amendment No. 3 to Engineering, Procurement and Construction Agreement entered into as of February 22, 2010, by and among Georgia Power, acting for itself and as agent for OPC, MEAG and Dalton, and a consortium consisting of Westinghouse and Stone & Webster, (d) Amendment No. 4 to Engineering, Procurement and Construction Agreement entered into as of May 2, 2011, by and among Georgia Power, acting for itself and as agent for OPC, MEAG and Dalton, and a consortium consisting of Westinghouse and Stone & Webster, (e) Amendment No. 5 to Engineering, Procurement and Construction Agreement entered into as of February 7, 2012, by and among Georgia Power, acting for itself and as agent for OPC, MEAG and Dalton, and a consortium consisting of Westinghouse and Stone & Webster, (f) Amendment No. 6 to Engineering, Procurement and Construction Agreement entered into as of January 23, 2014, by and among Georgia Power, acting for itself and as agent for OPC, MEAG and Dalton, and a consortium consisting of Westinghouse and Stone & Webster, (g) Amendment No. 7 to Engineering, Procurement and Construction Agreement entered into as of December 31, 2015, by and among Georgia Power, acting for itself and as agent for OPC, MEAG, Dalton, MEAG Power SPVJ, MEAG Power SPVM, and MEAG Power SPVP, and a consortium consisting of Westinghouse and CB&I Stone & Webster, and (h) Amendment No. 8 to Engineering, Procurement and Construction Agreement entered into as of April 20, 2016, by and among Georgia Power, acting for itself and as agent for OPC, MEAG, Dalton, MEAG Power SPVJ, MEAG Power SPVM and MEAG Power SPVP, and a consortium consisting of Westinghouse and WECTEC, in each case as amended from time to time.
“Excluded Affiliates” means the WEC Debtors and any other Affiliates of Toshiba that, taken as a whole, are not material to the consolidated financial position, results of operations, cash flows, or the ability to conduct business in the ordinary course, of Toshiba and its Affiliates (other than the WEC Debtors), taken as a whole.
“External Payments” means the payments received by Beneficiary described in Section 3.1, and Section 3.2, other than any of such payments that are rescinded or returned, in whole or in part, as contemplated by Section 2.5.
“Final Completion” means when:

(a)    all systems, structures and components needed for the commencement of Start-Up Tests for both Units are operational in accordance with the terms of the AP1000 Facility Information;
(b)    the U.S. Nuclear Regulatory Commission has made the findings required by 10 CFR 52.103(g) authorizing operation of each Unit;
(c)    each Unit has produced a Net Unit Electrical Output acceptable to the Owners;
(d)    each Unit has satisfied the Moisture Carryover Guarantee acceptable to the Owners; and
(e)    all AP1000 intellectual property and all warranties and documentation required to be delivered to the Owners and all related equipment and components required to be made a part of the Facility have been delivered to the Owners.
“Forbearance Date” means June 30, 2020.
“Financial Institutions” has the meaning set forth in clause (s) of the definition of “Standard Permitted Lien.”
“Forbearance Termination Event” means the occurrence of any of the following:
(a)    any payment contemplated in Section 2.2 has not been received by Beneficiary on or by the payment date therefor set forth on Schedule 2.2;
(b)    a Toshiba Insolvency Proceeding;
(c)    Toshiba has failed to perform, or has violated or breached, in any material respect, any covenant or obligation of Toshiba in Section 5.1;
(d)    Toshiba has failed to perform, or has violated or breached, in any material respect, any other covenant or obligation of Toshiba in this Agreement, or any representation or warranty of Toshiba in this Agreement was inaccurate in material respect when made, and such failure, violation, breach or inaccuracy has not been cured by Toshiba within thirty (30) days of Beneficiary delivering to Toshiba a notice of such failure, violation, breach or inaccuracy (it being understood and agreed that there shall be no such cure period or cure opportunity for the items described in clauses (a), (b), (c), (e) and (f) of this definition of Forbearance Termination Event);
(e)    counsel for each of the Parties has failed to deliver reasonably acceptable legal opinions regarding the authorization, execution, and delivery of this Agreement by such Party and the enforceability of this Agreement against such Party on or before June 14, 2017; or
(f)    the Distribution Order has not been entered by the Bankruptcy Court in the Bankruptcy Case on or before June 26, 2017, or, following the entry thereof, the

Distribution Order has been reversed, withdrawn, reconsidered, vacated or otherwise amended in any manner not acceptable to any Owner in its sole discretion, or Toshiba or any Person bound thereby or subject thereto has breached or otherwise not complied with, in any material respect, any provision of the Distribution Order.
“Georgia Power” has the meaning set forth in the first paragraph of this Agreement.
“Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code, including the U.S. Department of Energy and the Public Service Commission of the State of Georgia.
“Guaranteed Obligations” has the meaning set forth in the Toshiba Guaranty.
“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued, or promulgated by any Governmental Unit.
“Letters of Credit” means the letters of credit described on Exhibit A to this Agreement, as such letters of credit may be renewed or replaced in a manner that is acceptable to the Owners in their sole discretion.
“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).
“MEAG” has the meaning set forth in the first paragraph of this Agreement.
“MEAG Power SPVJ” means MEAG Power SPVJ, LLC, a Georgia limited liability company.
“MEAG Power SPVM” means MEAG Power SPVM, LLC, a Georgia limited liability company.
“MEAG Power SPVP” means MEAG Power SPVP, LLC, a Georgia limited liability company.
“Minimum Rating” means an issuer rating of BB+ by Standard & Poor’s or a rating of Ba1 by Moody’s Investor Service.
“NDA” means that certain Nondisclosure Agreement dated as of May 10, 2017 by and among Toshiba and the Owners.
“OPC” has the meaning set forth in the first paragraph of this Agreement.
“Owner Released Parties” has the meaning set forth in Section 6.7(b).
“Owner Releasing Parties” has the meaning set forth in Section 6.7(a).
“Party” has the meaning set forth in the first paragraph of this Agreement.

“Payment Obligation Suspension Notice” has the meaning set forth in Section 2.4.
“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, central bank, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.
“Pro Rata Share” means, for each Owner, the percentage set forth next to such Owner’s name on Schedule 1.1(a) hereto.
“Promissory Note Substitution Notice” has the meaning set forth in Section 4.1.
“Released Parties” has the meaning set forth in Section 6.7(b).
“Releasing Parties” has the meaning set forth in Section 6.7(b).
“SCANA” means collectively South Carolina Electric & Gas Company, SCANA Corporation and any other owner or operator of the facility commonly referred to as Units 2 and 3 of the Virgil C. Summer Nuclear Station near Columbia, South Carolina.
“Standard Permitted Lien” means any of the following:
(a)    Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with generally accepted accounting principles have been established;
(b)    Liens in respect of property or assets imposed by Law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Toshiba or any of its Affiliates and do not secure any indebtedness;
(c)    any modification, renewal or extension of any Lien in existence as of the date hereof, any Lien granted as a replacement or substitute therefor and any Lien granted to secure any refinancing of obligations secured by the foregoing; provided that any such refinancing, refunding, modification, renewal, extension, replacement or substitute Lien (i) does not secure any indebtedness other than the indebtedness secured on date hereof and permitted refinancings, refundings, renewals, exchanges or extensions thereof, and (ii) does not encumber any property other than the property subject thereto on the Effective Date other than (x) after-acquired property covered by the original grant and (y) improvements thereon, accessions thereto or proceeds from the disposition of such property;
(d)    Liens incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;
(e)    Liens arising out of judgments, attachments or awards of not more than $200 million in the aggregate and not resulting in a Forbearance Termination Event;
(f)    leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of Toshiba or any of its Affiliates and any interest or title of a lessor under any lease;
(g)    easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case that do not secure indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, a substantial and prolonged interruption or disruption of the business activities of Toshiba or any of its Affiliates;
(h)    Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease), provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Toshiba or its Affiliates in the ordinary course of business;
(i)    Liens securing indebtedness in respect of purchase money obligations and capital lease obligations (and refinancings thereof); provided that any such Liens attach only to the property being financed pursuant to, or subject to a sale and leaseback transaction relating to, such indebtedness and do not encumber any other property of Toshiba or any of its Affiliates (other than improvements on and accessions to the property being financed);
(j)    bankers’ Liens, rights of setoff and other Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Toshiba or its Affiliates, in each case granted in the ordinary course of business or arising by operation of Law in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, credit card, overdraft and operating account arrangements, including those involving pooled accounts and netting arrangements;
(k)    Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with Toshiba or its Affiliates to the extent such acquisition, merger or consolidation is permitted hereunder (and such Liens are not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition other than (x) after-acquired property covered by the original grant and (y) improvements thereon, accessions thereto or proceeds from the disposition of such property;
(l)    Licenses or sublicenses of intellectual property granted by Toshiba or its Affiliates and not interfering in any material respect with the ordinary conduct of business of Toshiba or its Affiliates;

(m)    Liens attached to cash earnest money deposits made by Toshiba or its Affiliates in connection with any letter of intent or purchase agreement entered into by Toshiba or its Affiliates;
(n)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent indebtedness in connection with such financing of the payment of insurance premiums;
(o)    Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;
(p)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(q)    (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, (ii) contractual Liens of suppliers (including sellers of goods) to the extent limited to property or assets relating to such contract, (iii) contractual or statutory Liens of governmental or other customers to the extent limited to the property or assets relating to such contract, and (iv) Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute;
(r)    any (i) customary restriction on the transfer of licensed intellectual property rights and (ii) customary provision in any agreement that restricts the assignment of such agreement or any intellectual property rights thereunder;
(s)    Liens on cash, securities or other property in deposit or securities accounts in connection with the redemption, defeasance, repurchase or other discharge of debt issued by Toshiba or its Affiliates in favor of financial institutions, lenders, note holders, sureties and/or letter of credit issuers (and including any agents or trustees for any of the foregoing) that are not affiliated with, or Affiliates of, Toshiba (collectively "Financial Institutions"), in each case, in connection with debt financing arrangements or other financial accommodations provided to Toshiba or any of its Affiliates; and
(t)    rights of consignors of goods.
“Stone & Webster” means Stone & Webster, Inc., a Louisiana corporation, subsequently named CB&I Stone & Webster, Inc., and then subsequently named WECTEC Global Project Services Inc.
“Survival Action” has the meaning set forth in Section 8.3(a).
“Toshiba” has the meaning set forth in the first paragraph of this Agreement.
“Toshiba Financial Information” means such financial information relating to Toshiba as reasonably requested from time to time by Beneficiary or any Owner of the type and in the form provided by Toshiba to (a) any financial institutions, lenders, noteholders, sureties, and/or letter of credit issuers (and including any agents or trustees for any of the foregoing), in each case in connection with debt financing arrangements or other financial accommodations, or (b) Standard & Poor’s or Moody’s Investor Service.
“Toshiba Guaranty” means that certain Toshiba Corporation Guaranty dated and effective as of April 8, 2008, and made and entered into by Toshiba in favor of Georgia Power, acting for itself and as agent for OPC, MEAG and Dalton, as amended from time to time.
“Toshiba Insolvency Proceeding” means the occurrence of any of the following:
(a)    (i) Toshiba or any of its Affiliates (other than the Excluded Affiliates) shall (A) admit in writing or demonstrate its inability to pay its debts generally as they become due, (B) make an assignment for the benefit of its creditors, (C) file a petition or application, or an answer, or otherwise commence a proceeding (including a bankruptcy proceeding (hasan tetsuzuki), civil rehabilitation proceeding (minji saisei tetsuzuki), corporate reorganization (kaisha kosei tetsuzuki) or special liquidation (tokubetsu seisan tetsuzuki) under Japanese Laws) under any applicable Law of any country or any political subdivision thereof or of any other Governmental Authority, seeking rehabilitation, reorganization, liquidation or arrangement or similar relief or otherwise to take advantage of any bankruptcy, insolvency or other similar Law, or for the appointment of a receiver, trustee, liquidator, custodian, sequestrator, conservator or other similar agent of Toshiba or any of its Affiliates (other than the Excluded Affiliates) of the whole or any material part of the property or assets of Toshiba or such Affiliate (other than the Excluded Affiliates), or (D) become subject to any kind of out-of-court procedures for rehabilitation, reorganization, liquidation or arrangement or similar relief (other than any restructure of debt financing arrangements existing on the Effective Date in a manner that has no material adverse effect on Beneficiary or on any Owner or on the ability of Toshiba to perform its obligations under this Agreement and the Toshiba Promissory Note); (ii) there is commenced against Toshiba or any of its Affiliates (other than the Excluded Affiliates) any proceeding for any of the relief described in clause (i)(C) or clause (i)(D) above and such proceeding shall remain undismissed for a sixty (60) day period; (iii) there is filed against Toshiba or any of its Affiliates (other than the Excluded Affiliates) any petition for commencement of proceeding for any of the relief described in clause (i)(C) or (i)(D) above and such petition for commencement of proceeding or proceeding shall remain undismissed for a sixty (60) day period; or (iv) Toshiba or any of its Affiliates (other than the Excluded Affiliates), by any act in any such proceeding, indicates its consent to or approval of or acquiescence in such relief;
(b)     (i) a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, (special) liquidator, custodian, sequestrator, conservator or other similar agent of Toshiba or any of its Affiliates (other than the Excluded Affiliates) for the whole or any substantial part of its property or assets, or (ii) under the provisions of any Law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Toshiba or any of its Affiliates (other than the Excluded Affiliates) or of the whole or any substantial part of its property or assets; or

(c)    Toshiba or any of its Affiliates (other than the Excluded Affiliates) shall file a certificate or other instrument of liquidation or dissolution or shall be liquidated, dissolved or wound-up or shall commence any action or proceeding for liquidation, dissolution, or winding-up, or shall take any corporate action in furtherance thereof; or Toshiba or any of its Affiliates (other than the Excluded Affiliates) shall have commenced against it any action or proceeding for liquidation, dissolution, or winding-up or shall have filed any petition for commencement of any action or proceeding for liquidation, dissolution, or winding-up.
“Toshiba Obligation Amount” means the Agreed Amount (a) minus any amounts paid to, and received by, Beneficiary under Section 2.2 or Section 2.3, (b) minus any External Payments properly paid to, and received by, Beneficiary, and (c) plus any amounts paid or returned by Beneficiary as contemplated by Section 2.5.
“Toshiba Promissory Note” has the meaning set forth in Section 4.1.
“Toshiba Released Parties” has the meaning set forth in Section 6.7(a).
“Toshiba Releasing Parties” has the meaning set forth in Section 6.7(b).
“Vogtle Cost Statement” has the meaning set forth in Section 6.5.
“Vogtle Costs” means the sum of all costs and expenses, as reflected in filings by one or more of the Owners (and any of their predecessors, successors and assigns) with Governmental Units, paid, accrued, or incurred by the Owners (and any of their predecessors, successors and assigns) before or after the date of this Agreement for engineering, procurement and construction costs, and for any other items that would have constituted Work if such items had been performed under the EPC Agreement, with respect to the Vogtle Facility through the date the Vogtle Facility achieves Final Completion.
“Vogtle Facility” means the two-unit, nuclear-fueled electricity generation facility that is defined as the “Facility” in the EPC Agreement and that is to be located at the Vogtle Electric Generating Plant in Waynesboro, Georgia.
“WEC Debtors” means, collectively, Westinghouse and any of the other entities listed on Schedule 1.1(b).
“WECTEC” means WECTEC Global Project Services Inc., a Louisiana corporation formerly named CB&I Stone & Webster, Inc., and, prior thereto, named Stone & Webster, Inc.
“Westinghouse” means Westinghouse Electric Company LLC, a Delaware limited liability company.
Section 1.2    Other Defined Terms. Unless otherwise defined or specified in this Agreement, capitalized terms shall have the meanings ascribed to them in the EPC Agreement.

ARTICLE II
SETTLEMENT AMOUNT AND TOSHIBA PAYMENTS
Section 2.1    Establishment of Amount of Toshiba Obligation Under the Toshiba Guaranty. The Parties agree that, notwithstanding (a) any term of or condition in the Toshiba Guaranty, the EPC Agreement, or any other agreement, (b) the performance, termination, breach, amendment, modification, assignment, rejection, assumption, unenforceability, or invalidity of the Toshiba Guaranty, the EPC Agreement, or any other agreement, or (c) the cessation or continuation of work on the Vogtle Facility or the completion or abandonment of the Vogtle Facility, the amount of Toshiba’s payment obligations under the Toshiba Guaranty is fully accrued and irrevocably deemed and agreed to be an amount equal to the Agreed Amount. In no event will Toshiba claim or assert that Toshiba’s payment obligations under the Toshiba Guaranty are for an amount less than the Agreed Amount, and each Owner agrees that in no event will it claim or assert Toshiba’s payment obligations under the Toshiba Guaranty or the EPC Agreement are for an amount in excess of the Agreed Amount.
Section 2.2    Toshiba Payment Obligations. Notwithstanding (a) any term of or condition in the Toshiba Guaranty, the EPC Agreement, or any other agreement, (b) the performance, termination, breach, amendment, modification, assignment, rejection, assumption, unenforceability or invalidity of the Toshiba Guaranty, the EPC Agreement, or any other Agreement, or (c) the cessation or continuation of work on the Vogtle Facility or the completion or abandonment of the Vogtle Facility, except to the extent paid by application of an External Payment pursuant to Article III, Toshiba shall pay the Agreed Amount to Beneficiary for the benefit of Georgia Power, OPC, MEAG, and Dalton. Except to the extent paid by application of an External Payment pursuant to Article III, Toshiba shall make such payment to Beneficiary in the monthly payment amounts and on the payment dates set forth on Schedule 2.2. Toshiba shall make each such payment in United States dollars by wire transfer of immediately available funds to an account as may be designated from time to time by Beneficiary, provided that such designation shall have been delivered to Toshiba at least thirty (30) days prior to the applicable payment date.
Section 2.3    Optional Prepayments. Toshiba, without premium or penalty, may prepay any of the monthly payment amounts set forth on Schedule 2.2. Beneficiary will apply such prepayments pro rata (based on the respective unpaid amounts set forth on Schedule 2.2) against all remaining monthly payment amounts set forth on Schedule 2.2 that are not past due.
Section 2.4    Suspension of Payment Obligations Based on Letters of Credit. Notwithstanding anything to the contrary in Section 2.2, if the aggregate amount of Toshiba’s remaining payment obligations under Section 2.2 (determined disregarding any External Payments that have not already been applied pursuant to Article III against monthly payment amounts set forth on Schedule 2.2) is less than the remaining amount then available to be drawn under the Letters of Credit by Beneficiary prior to expiration of any of the Letters of Credit (after taking into account any required notice and cure periods, Draw Instruction Notices and any outstanding demands for payment under the Letters of Credit) without restriction, Toshiba may deliver a written notice (a “Payment Obligation Suspension Notice”) to the Owners stating that the aggregate amount of Toshiba’s remaining payment obligations under Section 2.2 (determined disregarding any External Payments that have not already been applied pursuant to Article III against monthly payment amounts set forth on Schedule 2.2) is, and on the suspension date specified by Toshiba in the Payment Obligation Suspension Notice will be, less than the remaining amount then available to be drawn under the Letters of Credit by Beneficiary prior to expiration of any of the Letters of Credit (after taking into account any required notice and cure periods, Draw Instruction Notices and any outstanding demands for payment under the Letters of Credit) without restriction (provided, however, that Toshiba may not deliver a Payment Obligation Suspension Notice at any time (a) in which there exists a Forbearance Termination Event (disregarding, for the purpose of this Section 2.4, the cure period and cure opportunity provisions of clause (d) of the definition of Forbearance Termination Event), (b) Beneficiary or the Owners are not permitted to make demand for such payment under Section 17.4(b) of the EPC Agreement or under the Letters of Credit or (c) with a specified suspension date in the sixty (60) day period before the expiration date of any of the Letters of Credit or at any time thereafter). Following delivery of the Payment Obligation Suspension Notice to the Owners, upon the suspension date specified by Toshiba in the Payment Obligation Suspension Notice, which date shall be at least forty five (45) days after the date of such delivery, Toshiba’s direct payment obligations under Section 2.2 (but not under Section 2.5) will be suspended and Beneficiary shall be permitted to demand payments under the Letters of Credit in an aggregate amount equal to the amount of the Toshiba payment obligations that were so suspended; provided, however, that if Beneficiary makes any such demand for payment under the Letters of Credit and, for any reason, such payment is not received by Beneficiary within five (5) business days in the United States of America of the making of such demand, the suspension of Toshiba’s direct payment obligations under Section 2.2 shall be lifted, Toshiba’s payment obligations shall be reinstated effective as of the time of the original suspension (and any Covenant Release Date contemplated by clause (a) of the definition of “Covenant Release Date” shall be deemed voided and not to have occurred), and Toshiba shall make all payments as and when contemplated by Section 2.2. Beneficiary, in connection with making a demand, as contemplated by this Section 2.4, for payment under the Letters of Credit, shall provide Toshiba with a copy of such demand substantially contemporaneously with delivery of such demand to the applicable issuer.
Section 2.5    Reinstatement for Rescinded or Returned Payments. If, at any time, any payment or distribution or portion thereof contemplated by this Agreement (including any External Payments and any payments under this Article II) or by the Toshiba Promissory Note is rescinded or otherwise returned by Beneficiary or any other Person, whether upon or in connection with a Toshiba Insolvency Proceeding or the insolvency, bankruptcy, or reorganization of Toshiba, or otherwise, the original payment obligation of Toshiba under this Agreement shall be reinstated as of the date of such rescission or return and, to the extent such rescission or return relates to any payments as to which the payment dates therefor were prior to the date of such rescission or return, Toshiba shall make a payment to Beneficiary in the aggregate amount of such payments that were due on such payment dates within ten (10) Japanese business days following the delivery by Beneficiary to Toshiba of a written notice of such rescission or other return, accompanied by reasonable supporting documentation of such rescission or return.

ARTICLE III
EXTERNAL PAYMENTS
Section 3.1    Payment through Draw on Letters of Credit. Notwithstanding anything to the contrary in Section 2.2, Toshiba may deliver up to two written notices (each, a “Draw Instruction Notice”) to Beneficiary directing Beneficiary to seek payment, in the aggregate, of all or a portion of up to two of the monthly payment amounts set forth on Schedule 2.2 (other than the monthly payment amount with the October 1, 2017 payment date and other than any monthly payment amount with a payment date occurring on or after the date of issuance of the Toshiba Promissory Note) by having the Owners make demands for payment (“Draw Demands”) under the Letters of Credit after all applicable notices have been delivered to Westinghouse and all notice, grace or cure periods have ended permitting the Owners to draw under such Letters of Credit; provided, however, that (a) the aggregate amount of the Draw Demands so directed by Toshiba in the Draw Instruction Notices shall not exceed $220,000,000, (b) the amount of any Draw Demand so directed by Toshiba in a Draw Instruction Notice shall not exceed the remaining amount then available to be drawn under the Letters of Credit by the Owners prior to expiration of any of the Letters of Credit (after taking into account any required notice and cure periods, other Draw Instruction Notices and any other demands for payment under the Letters of Credit) without restriction, (c) Toshiba may not deliver the Draw Instruction Notice at any time (i) in which there exists a Forbearance Termination Event (disregarding, for the purpose of this Section 3.1, the cure period and cure opportunity provisions of clause (d) of the definition of Forbearance Termination Event), (ii) the Owners are not permitted to make demand for such payment under Section 17.4(b) of the EPC Agreement or under the Letters of Credit or (iii) in the sixty (60) day period before the expiration date of any of the Letters of Credit or at any time thereafter; and (d) any Draw Instruction Notice must be delivered to Beneficiary at least forty five (45) days prior to the earliest payment date to which it applies. Toshiba shall specify in the Draw Instruction Notice (a) the amounts to be demanded in the Draw Demands and (b) instructions as to which monthly payment amounts (not to exceed, in the aggregate for all Draw Instruction Notices, two of the monthly payment amounts) shall be reduced by Beneficiary by application of the proceeds of the Draw Demands. If the Draw Instruction Notice is delivered by Toshiba to Beneficiary in accordance with the terms hereof, then no later than seven (7) days after all applicable notices have been delivered to Westinghouse and all notice, grace or cure periods have ended permitting the Owners to draw under the Letters of Credit, Beneficiary will present to the issuer(s) of the Letters of Credit a Draw Demand under the Letters of Credit in the amounts set forth in the Draw Instruction Notice. If Beneficiary receives the proceeds of the Draw Demand from the issuer(s) of the Letters of Credit within ten (10) business days in the United States of America of the Owners’ presentation of the Draw Demand, Beneficiary will apply such proceeds to reduce monthly payment amounts as specified in the Draw Instruction Notice. If Beneficiary does not receive the proceeds of the Draw Demand from the issuer(s) of the Letters of Credit within ten (10) business days in the United States of America of the Owners’ presentation of the Draw Demand, (a) Toshiba shall be obligated to pay to Beneficiary as and when contemplated by Section 2.2 the monthly payment amounts that were to be reduced by Beneficiary by application of the proceeds of such Draw Demand and (b) Beneficiary will apply such proceeds of the Draw Demand, if and when received from the issuer(s) of the Letters of Credit, to reduce monthly payment amounts on Schedule 2.2 in inverse order of their specified payment dates (i.e., starting with payment dates that are the farthest in the future).

Section 3.2    Westinghouse Proceeds.
(a)    Beneficiary will apply the first $1,000,000,000 of all cash distributions received by it (i) pursuant to the Distribution Order or as contemplated by Section 5.6, or (ii) in respect of claims of the Owners for a breach by Westinghouse of the EPC Agreement (including any rejection thereof under section 365 of the Bankruptcy Code), including any distributions from Westinghouse in exchange for, on account of, or in connection with such claims, against the monthly payment obligations of Toshiba under Section 2.2. Beneficiary will apply such cash distributions received by it to the monthly payment amounts on Schedule 2.2 in inverse order of their specified payment dates (i.e., starting with payment dates that are the farthest in the future).
(b)    Beneficiary will apply all cash distributions in excess of $1,000,000,000 received by it (i) pursuant to the Distribution Order or as contemplated by Section 5.6, or (ii) in respect of claims of the Owners for a breach by Westinghouse of the EPC Agreement (including any rejection thereof under section 365 of the Bankruptcy Code), including any distributions from Westinghouse in exchange for, on account of, or in connection with such claims, against the monthly payment obligations of Toshiba under Section 2.2 Beneficiary will apply such distributions pro rata (based on the respective unpaid amounts set forth on Schedule 2.2) (a) first against all remaining monthly payment amounts set forth on Schedule 2.2 that have payment dates on or after March 1, 2019 and that are not past due, (b) second against all remaining monthly payment amounts set forth on Schedule 2.2 that have payment dates before March 1, 2019 and that are not past due and (c) third, if there are monthly payment amounts that are past due, against any such payment amounts.
(c)    For the avoidance of doubt, no non-cash distribution received by Beneficiary or any Owner shall be applied to reduce the monthly payment obligations of Toshiba under Section 2.2, unless and until such distribution is reduced to cash. In the event that, as of the time (i) Toshiba is entitled to exercise subrogation rights as contemplated by Section 9.3 and (ii) the proviso in Section 9.3 is no longer applicable, any Owner continues to own or have any interest in any non-cash distributions received by such Owner in exchange for, on account of, or in connection with any claims of such Owner for a breach by Westinghouse of the EPC Agreement (including any rejection thereof under section 365 of the Bankruptcy Code), Toshiba shall have the right, at any time thereafter, to demand in writing that such Owner, if and when any such non-cash distribution or interest therein is thereafter reduced to cash, transfer to Toshiba such cash. Following its receipt of such written demand such Owner shall so transfer to Toshiba any such cash received by it on account of such non-cash distribution or interest therein that has not, pursuant to this Agreement, been applied to monthly payment amounts on Schedule 2.2, but only to the extent the aggregate amount of all cash transferred to Toshiba pursuant to this Section 3.2(c) does not exceed such Owner’s Pro Rata Share of the Agreed Amount. Any such transfer of cash to Toshiba will be accompanied by a reasonably detailed accounting of (a) the non-cash distributions received by such Owner in exchange for, on account of, or in connection with any claims of such Owner for a breach by Westinghouse of the EPC Agreement (including any rejection thereof under section 365 of the Bankruptcy Code) and (b) any cash received in respect thereof.

ARTICLE IV
SUBSTITUTION OF PROMISSORY NOTE
Section 4.1    Substitution of Toshiba Promissory Note. At any time when Toshiba is rated by Standard & Poor’s or Moody’s Investor Service at or above the Minimum Rating, and upon consent of each Owner in its sole discretion, Beneficiary may deliver to Toshiba a notice (a “Promissory Note Substitution Notice”) directing Toshiba to issue and deliver to Beneficiary a promissory note (the “Toshiba Promissory Note”), in substantially the form of Exhibit B, with (A) a principal amount equal to the Toshiba Obligation Amount and (B) a maturity date on the ten year anniversary of the issuance date. Upon Beneficiary’s receipt of the Toshiba Promissory Note, Toshiba’s obligation under the Toshiba Promissory Note shall be deemed to replace Toshiba’s payment obligations under Section 2.2 (but not under Section 2.5). Contemporaneously with or promptly following Beneficiary’s receipt of the Toshiba Promissory Note, the Owners will surrender the Letters of Credit to Toshiba or the issuer of such Letter of Credit.
ARTICLE V
COVENANTS OF TOSHIBA
Section 5.1    Restrictive Covenants. At all times prior to the Covenant Release Date (and thereafter if the Covenant Release Date is voided pursuant to Section 2.4), Toshiba shall not, and shall cause each of its Affiliates (other than (i) the WEC Debtors and (ii) Affiliates of Toshiba that have their common equity securities listed on the New York Stock Exchange, The NASDAQ Stock Market, the Japan Stock Exchange, the London Stock Exchange, the Shanghai Stock Exchange, the Hong Kong Stock Exchange, Euronext or any other stock exchange acceptable to the Owners) not to, (a) create, incur, assume or suffer to exist any Lien upon or with respect to any assets of Toshiba or any of its Affiliates (other than (i) the WEC Debtors and (ii) Affiliates that have their common equity securities listed on the New York Stock Exchange, The NASDAQ Stock Market, the Japan Stock Exchange, the London Stock Exchange, the Shanghai Stock Exchange, the Hong Kong Stock Exchange, Euronext or any other stock exchange acceptable to the Owners), whether now owned or hereafter acquired, or (b) take any other action (including in connection with any merger, spin or consolidation, deconsolidation or amalgamation) that, in each case, would have the effect of subordinating the claims of Beneficiary under the Toshiba Guaranty or the claims of Beneficiary or any Owner under this Agreement to any other claims. The foregoing provisions of this Section 5.1 shall not apply to:
(i)    the transactions described in the press release issued by Toshiba on April 24, 2017, a copy of which is attached as Schedule 5.1(b), as well as the other ancillary transactions described in Schedule 5.1(b);
(ii)    Liens in favor of Financial Institutions, in each case, in connection with debt financing arrangements or other financial accommodations provided to Toshiba or any of its Affiliates;
(iii)    any Standard Permitted Lien arising in the ordinary course of business of Toshiba and its Affiliates; and

(iv)    guaranties by Toshiba for existing and new ordinary course projects of Toshiba or its Affiliates so long as such guaranties are subordinate to or pari passu with Toshiba’s obligations under the Toshiba Guaranty and under this Agreement.
Section 5.2    SCANA. Toshiba will negotiate in good faith with the Owners regarding, and to minimize any adverse effects on the Owners or the construction, maintenance or operation of the Vogtle Facility (whether such facility is completed under the EPC Agreement or otherwise) of, any agreements or arrangements Toshiba or any of its Affiliates may enter into or contemplate entering into with SCANA or any successors or assigns thereof; provided, however, that in no event will Toshiba or its Affiliates be required, by reason of this Section 5.2, to release, amend, waive, or otherwise modify any of their rights under this Agreement or any other agreement.
Section 5.3    Services Agreement. Toshiba will negotiate in good faith with the Owners regarding a potential services agreement under which Toshiba would provide parts and services relating to the Vogtle Facility; provided, however, that in no event will Toshiba, by reason of this Section 5.3, have any obligation to enter into such services agreement; and provided further, however, that this Section 5.3 shall not require Toshiba to offer any extension of defect liability periods for the equipment and services it has supplied pursuant to previous agreements.
Section 5.4    Financial Information. Until the earlier of (a) the issuance of the Toshiba Promissory Note or (b) the full and irrevocable payment by Toshiba of all amounts contemplated by Section 2.2 (determined disregarding any External Payments that have not already been applied pursuant to Article III against monthly payment amounts set forth on Schedule 2.2), and provided that the NDA remains effective (or, if the NDA is not effective, provided that each of the requesting Owners is willing to enter into a new agreement with Toshiba with confidentiality terms substantially comparable to those in the NDA), Toshiba will provide to Beneficiary the Toshiba Financial Information promptly following the request therefor by any Owner. Notwithstanding the foregoing, Toshiba shall be under no obligation to provide information to the Beneficiary relating to asset sales that have not been completed.
Section 5.5    Amendment, Modification and Waiver of the Distribution Order. Without the prior written consent of each Owner, which consent may be granted or withheld in its sole discretion, Toshiba will not seek to reverse, withdraw, have reconsidered, vacate or otherwise amend the Distribution Order. Toshiba shall comply with all of its obligations under the Distribution Order.
Section 5.6    Pay Over. Until the full and irrevocable payment to Beneficiary of the Toshiba Obligation Amount pursuant to this Agreement, after taking into account the effect of any amounts that have been or in the future may be required to be paid or returned by Beneficiary or any other Person as contemplated by Section 2.5, any of the following that are received by Toshiba or any of its Affiliates (other than the WEC Debtors) shall be segregated and held in trust by Toshiba for Beneficiary and promptly paid over by Toshiba to Beneficiary for the benefit of Georgia Power, OPC, MEAG and Dalton to be applied by Beneficiary as provided in Section 3.2(a) and Section 3.2(b): (i) any payment or distribution from Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries); (ii) any proceeds from the sale, by asset sale, stock sale, merger or otherwise, of

Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries; or (iii) any proceeds from the sale of any claim against Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries) (any of the items described in the foregoing clauses (i), (ii) and (iii), the “Pay Over Property”); provided, however, that, with respect to any Pay Over Property in respect of the equity securities of Toshiba Nuclear Energy Holdings (UK) Limited, this Section 5.6 shall not apply to the portion of such Pay Over Property allocable to any minority owner of Toshiba Nuclear Energy Holdings (UK) Limited that is not an Affiliate of Toshiba under the governing documents of Toshiba Nuclear Energy Holdings (UK) Limited, so long as such allocated portion does not exceed 10% of such Pay Over Property. Notwithstanding any provision of this Section 5.6, in lieu of complying with the foregoing provisions of this Section 5.6 Toshiba shall be entitled to return to Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries) any Pay Over Property paid or distributed by such Person or such Person's agent or designee to Toshiba or any of its Affiliates. Toshiba further agrees that it (i) will not sell or transfer, or permit any of its Affiliates (other than the WEC Debtors) to sell or transfer (other than any sale or transfer to any Affiliate other than the WEC Debtors), any rights in respect of intercompany loans to Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries) or any claims Toshiba or any of its Affiliates (other than the WEC Debtors) may have against Westinghouse (or any of its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or any of its subsidiaries) (and that Toshiba has sole authority to control) arising from Beneficiary or Owners’ draws under the Letters of Credit until the full and irrevocable payment to Beneficiary of the Toshiba Obligation Amount pursuant to this Agreement, after taking into account the effect of any amounts that have been or in the future may be required to be paid or returned by Beneficiary or any other Person as contemplated by Section 2.5 and (ii) will not sell or transfer any of its equity interest in Toshiba Nuclear Energy Holdings (UK) Limited until after a sale of all or substantially all of the assets of the WEC Debtors, including all or substantially all of the assets of Toshiba Nuclear Energy Holdings (UK) Limited.
Section 5.7    Payments Free and Clear.
(a)All payments under this Agreement shall be made in U.S. Dollars and without any deductions or withholding for or on account of any tax imposed upon any Owner, Beneficiary or Toshiba unless such deduction or withholding is required by any applicable Law, as modified by the practice of any relevant governmental revenue authority, then in effect. If Toshiba is so required to deduct or withhold, then Toshiba will (i) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount of tax required to be deducted or withheld from any additional amount paid by Toshiba to any Owner or Beneficiary under this Section 5.7) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such an amount has been assessed against any Owner or Beneficiary, and in any event before penalties attach thereto or interest accrues thereon, (ii) promptly forward to the Owners an official receipt (or certified copy), or other documentation reasonably acceptable to the Owners, evidencing such payment to such authorities and (iii) in addition to the payment which any Owner or Beneficiary is otherwise entitled under this Agreement, if such deduction or withholding is on account of any tax imposed upon Toshiba, pay to the Owners and Beneficiary such additional amount as is necessary to ensure that the net amount actually received by the Owners and Beneficiary (free and clear of taxes assessed against Toshiba) will equal the full amount the Owners and Beneficiary would have received had no such deduction or withholding been required.
(b)If (i) Toshiba is required to make any deduction or withholding on account of any tax from any payment made by it under this Agreement, (ii) Toshiba does not make the deduction or withholding, and (iii) a liability for or on account of the tax is therefore assessed directly against any Owner or Beneficiary, Toshiba shall pay to the Owners and Beneficiary, promptly after deemed, the amount of the liability (including any related liability for interest or penalties).
ARTICLE VI
COVENANTS OF BENEFICIARY AND OWNERS
Section 6.1    Forbearance. Beneficiary will not, prior to the Forbearance Date, enforce any rights under the Toshiba Guaranty unless a Forbearance Termination Event has occurred (inclusive of the expiration without cure of any applicable cure period set forth in clause (d) of the definition of Forbearance Termination Event). Unless a Forbearance Termination Event has occurred, Beneficiary will not, prior to the Forbearance Date, make any demand for payment under any of the Letters of Credit except (a) as contemplated by Section 2.4 or Section 3.1, (b) from and after the delivery by Toshiba of a Payment Obligation Suspension Notice, and (c) in the sixty (60) day period before the expiration thereof.
Section 6.2    SCANA. Each of the Owners agrees that it will negotiate in good faith with Toshiba regarding, and to minimize any adverse effects on the Owners or the construction, maintenance or operation of the Vogtle Facility (whether such facility is completed under the EPC Agreement or otherwise) of, any agreement or arrangements Toshiba or any of its Affiliates may enter into or contemplate entering into with SCANA or any successors or assigns thereof; provided, however, that in no event will any of the Owners be required, by reason of this Section 6.2, to release, amend, waive, or otherwise modify any of their rights under this Agreement or any other agreement.
Section 6.3    Services Agreement. Beneficiary will negotiate in good faith with Toshiba regarding a potential services agreement under which Toshiba may provide parts and services relating to the Vogtle Facility; provided, however, that in no event will any of the Owners be required, by reason of this Section 6.3, to release, amend, waive, or otherwise modify any of their rights under this Agreement or any other agreement; and provided further, however, that in no event will any of the Owners, by reason of this Section 6.3, have any obligation to enter into such services agreement or to consider, or to undertake, any work or obligation with respect to the Vogtle Facility or the completion thereof.
Section 6.4    Consideration of Cost Reduction Proposals. Beneficiary will consider any good faith proposals it may receive from Toshiba for arrangements for incentives benefitting both Toshiba and the Owners that are intended to reduce costs to achieve Final Completion; provided, however, that in no event will any of the Owners be required, by reason of this Section 6.4, to release, amend, waive, or otherwise modify any of their rights under this Agreement or any other agreement; and provided, further, however, that in no event will any of the Owners, by reason of this Section 6.4, have any obligation to enter into any arrangements with respect to any such incentives or to consider, or to undertake, any work or obligation with respect to the Vogtle Facility or Final Completion. Each Owner acknowledges and agrees that Toshiba is not required to provide any proposals pursuant to this Section 6.4. Toshiba makes no representations or warranties in respect of any such proposal. Except to the extent it otherwise agrees in writing, Toshiba will have no responsibility for the implementation and operation of any such proposal.
Section 6.5    Refund of Toshiba Payments. If, and only if, the Vogtle Facility achieves Final Completion, Beneficiary and each of the Owners agrees that it will promptly provide Toshiba with a statement (the “Vogtle Cost Statement”), in a form reasonably acceptable to Toshiba, of all Vogtle Costs. If (a) the amount of (i) Vogtle Costs as shown on the Vogtle Cost Statement minus (ii) the Contract Price (as adjusted as provided by the EPC Agreement) is less than (b) the Agreed Amount, then, if all payment obligations of Toshiba in this Agreement and in the Toshiba Promissory Note have been fully and irrevocably paid (whether or not then due), each Owner shall pay Toshiba its Pro Rata Share of 50% of the resulting difference. For the avoidance of doubt, the Parties acknowledge that the Owners shall have no obligation to minimize or reduce the Vogtle Costs, and Toshiba shall have no right to assert any right to payment under this Section 6.5 based on an assertion that the Vogtle Costs should have been lower.
Section 6.6    Support of Sale of Westinghouse’s Assets and Plan Support Agreement. Toshiba and each of the Owners agrees that it will support a prompt sale of the assets of Westinghouse and the other WEC Debtors pursuant to a plan of reorganization or a motion under section 363 of the Bankruptcy Code that is, in each case, acceptable to Toshiba and the Owners in their respective sole discretion. Toshiba and each of the Owners agrees that it will negotiate in good faith regarding the terms of an acceptable, in their respective sole discretion, plan support agreement that will set forth terms of an acceptable, in their respective sole discretion, chapter 11 plan for Westinghouse and the other WEC Debtors. Such plan support agreement shall include plan provisions which (i) provide for a third party release, exculpation and plan injunction substantially in the form of Exhibit C, and (ii) set forth an allocation, acceptable to each of the Owners in their respective sole discretion, of distributions to the Owners on account of their respective claims.
Section 6.7    Release.
(a)    Effective immediately upon (i) the full payment to Beneficiary, and receipt by the Owners, of the Toshiba Obligation Amount, or (ii) the issuance of the Toshiba Promissory Note (as applicable), each of the Owners on behalf of itself and its present and former agents, Affiliates, principals, shareholders, stakeholders, predecessors, subsidiaries, successors and assigns (collectively, the “Owner Releasing Parties”) hereby fully, finally and forever releases, acquits and discharges Toshiba, and each of its respective agents, Affiliates, members, shareholders, executives, employees, attorneys, advisors, accountants, auditors, representatives, associates, directors, officers, partners, principals, insurers, predecessors, subsidiaries, successors, estates, heirs, executors, trusts, trustees, administrators, licensees and assigns, excluding the WEC Debtors and any subsidiaries thereof (such parties collectively, the “Toshiba Released Parties”) from any and all manner of action, causes of action, claims, demands, lawsuits, attorneys’ fees and costs, losses, expenses, damages, right to equitable remedy if such breach gives rise to a right of payment, or liabilities of whatever kind and nature whatsoever, whether now known or unknown, asserted or unasserted, suspected or unsuspected, whether arising under federal, state, local, statutory, common, foreign or administrative Law, or any other Law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, at law or in equity, secured or unsecured that any of the Owner Releasing Parties heretofore had, or now or hereafter have, own or hold, or could assert directly or indirectly, against Toshiba in any forum, arising out of or related to (a) the EPC Agreement and any and all related documents, and (b) the Toshiba Guaranty; provided, however, that nothing in this Section 6.7(a) shall release Toshiba or any of the other Toshiba Released Parties from any obligation under any contract or agreement to which it is a party (other than the Toshiba Guaranty), including this Agreement (including under Section 2.5), the Toshiba Promissory Note, any other contract in connection with Toshiba’s or any other Toshiba Released Party’s role as supplier to the Vogtle Facility, and any services agreements entered into by Toshiba and the Owners.
(b)    Effective immediately upon the effectiveness of the release contemplated by Section 6.7(a), Toshiba, on behalf of itself and its present and former agents, Affiliates, principals, shareholders, stakeholders, predecessors, subsidiaries, successors and assigns, excluding the WEC Debtors and any subsidiaries thereof (collectively, the “Toshiba Releasing Parties”, together with the Owner Releasing Parties, the “Releasing Parties”) hereby fully, finally and forever releases, acquits and discharges each of the Owners and each of their respective agents, Affiliates, executives, employees, attorneys, advisors, accountants, auditors, representatives, associates, directors, officers, partners, principals, insurers, predecessors, subsidiaries, successors, estates, heirs, executors, trusts, trustees, administrators, licensees and assigns (collectively, the “Owner Released Parties”, together with the Toshiba Released Parties, the “Released Parties”) from any and all manner of action, causes of action, claims, demands, lawsuits, attorneys’ fees and costs, losses, expenses, damages, right to equitable remedy if such breach gives rise to a right of payment, or liabilities of whatever kind and nature whatsoever, whether now known or unknown, asserted or unasserted, suspected or unsuspected, whether arising under federal, state, local, statutory, common, foreign or administrative Law, or any other Law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, at law or in equity, secured or unsecured that any of the Toshiba Releasing Parties heretofore had, or now or hereafter have, own or hold, or could assert directly or indirectly, against Toshiba in any forum, arising out of or related to (a) the EPC Agreement and any and all related documents, and (b) the Toshiba Guaranty; provided however, that nothing in this Section 6.7(b) shall release any of the Owner Released Parties from any obligation under any other contract or agreement to which it is a party (other than the Toshiba Guaranty), including this Agreement, any other contract in connection with Toshiba’s or any other Toshiba Released Party’s role as supplier to the Vogtle Facility, and any services agreements entered into by Toshiba and the Owners.
(c)    The Releasing Parties are fully aware of the provisions of California Civil Code Section 1542, which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each of the Releasing Parties agrees to voluntarily waive the provisions of California Civil Code Section 1542 (or under any Law of any state or territory of the United States, or principle of common law, or under the Law of any foreign country, that is similar, comparable or equivalent to section 1542 of the California Civil Code) with respect to the claims released in Section 6.7(a) and Section 6.7(b). The Releasing Parties acknowledge and agree that the foregoing waiver was separately bargained for and a key element of the Agreement of which this release is a part.
(d)    Covenants Not To Sue
(i)    The Releasing Parties promise not to sue or proceed in any manner, in court, agency or any other proceedings, whether at law, in equity, by way of administrative hearing, or otherwise, or to solicit others to institute any such actions or proceedings, against the Released Parties concerning any of the claims released in this Section 6.7.
(ii)    The releases and covenants not to sue contained in this Section 6.7 may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding which may be instituted in breach of the releases or covenants not to sue.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
Section 7.1    Representations and Warranties of Toshiba. Toshiba represents and warrants to the Owners as of the date of this Agreement that:
(a)    Due Organization. Toshiba is a corporation duly organized and validly existing under the Laws of Japan. Toshiba has the requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in any other jurisdiction in which the transaction of its business makes such qualification necessary.
(b)    Due Authorization; Binding Obligation. Toshiba has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Toshiba, and the consummation by Toshiba of the transactions contemplated hereby, have been duly authorized by the necessary action on the part of Toshiba; this Agreement has been duly executed and delivered by Toshiba and is the valid and binding obligation of Toshiba enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar Laws and principles of equity affecting creditors’ rights and remedies generally.
(c)    Non-Contravention. The execution, delivery and performance of this Agreement by Toshiba and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with (A) the organizational documents of Toshiba or (B) any Law or any order of any Governmental Unit, (ii) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or the loss of a material benefit under, or constitute (with notice or lapse of time, or both) a default under the terms of any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which Toshiba is a party or by which it or any of its properties is bound or affected or (iii) result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, the properties or assets of Toshiba or any of its Affiliates.
(d)    Approvals. There are no approvals or consents of Governmental Units or other Persons not yet obtained, the absence of which would materially impair Toshiba’s ability to execute, deliver and perform its obligations under this Agreement.
(e)    Litigation. There are no proceedings, claims or lawsuits pending or, to the knowledge of Toshiba, threatened against Toshiba that question the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby.
Section 7.2    Representation and Warranties of Owners. Each Owner hereby severally represents and warrants to Toshiba as of the date of this Agreement that:
(a)    Validity and Enforceability. Such Owner has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Owner, and the consummation by such Owner of the transactions contemplated hereby, have been duly authorized and approved by all required action on the part of such Owner. This Agreement has been duly executed and delivered by such Owner and, assuming due authorization, execution and delivery by Toshiba, represents the legal, valid and binding obligation of such Owner enforceable against such Owner in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar Laws and principles of equity affecting creditors’ rights and remedies generally.
(b)    Existence and Good Standing. Such Owner is duly organized, validly existing and in good standing under the Laws of the State of Georgia.
(c)    No Conflict; Required Filings and Consents. Neither the execution of this Agreement by such Owner nor the performance by such Owner of its obligations hereunder will violate or conflict with the charter or any other organizational document of such Owner and, assuming the approval of the Department of Energy, such execution and performance do not and will not conflict with or result in a breach of or default under any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which such Owner is a party or by which it or any of its properties is bound or affected.
(d)    Approvals. Except for the approval of the Department of Energy, there are no approvals or consents of Governmental Units or other Persons not yet obtained, the absence of which would materially impair such Owner’s ability to execute, deliver and perform its obligations under this Agreement.
(e)    Litigation. There are no proceedings, claims or lawsuits pending or, to the knowledge of such Owner, threatened against such Owner that question the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby.

ARTICLE VIII
REMEDIES, NUCLEAR INDEMNITY AND INSURANCE
Section 8.1    Beneficiary Remedies. From and after the earlier of (a) any Forbearance Termination Event (including the expiration without cure of any applicable cure period set forth in clause (d) of the definition of Forbearance Termination Event) and (b) the Forbearance Date, Beneficiary may pursue all of its legal and equitable rights and remedies under the Toshiba Guaranty and Toshiba shall not argue that the terms or existence of this Agreement constitute a defense thereunder; provided, however, that each of the Owners agrees that it shall not, in any event, pursue, assert, or claim any amounts under the Toshiba Guaranty in excess of the Toshiba Obligation Amount and Toshiba agrees that it shall not, in any event, assert or claim that under the Toshiba Guaranty it owes Beneficiary an amount less than the Toshiba Obligation Amount.
Section 8.2    Owner Remedies. From and after a Forbearance Termination Event, in addition to Beneficiary’s rights under Section 8.1, each Owner may (a) by notice to Toshiba, declare all payment obligations of Toshiba under this Agreement to be immediately due and payable, whereupon all such obligations shall accelerate and be immediately due and payable; provided, however, that if a Toshiba Insolvency Proceeding has occurred, no such declaration shall be required and, upon the occurrence of such Toshiba Insolvency Proceeding, all of such obligations shall automatically accelerate and be immediately due and payable, (b) make draws under the Letters of Credit and apply the proceeds thereof to reduce amounts due under this Agreement (including amounts due as a result of the acceleration described in the foregoing clause (a)) or under the Toshiba Guaranty and (c) pursue all of legal and equitable rights and remedies available to it.
Section 8.3    Specific Performance; Remedies Not Exclusive.
(a)    Toshiba agrees that irreparable damage will result if this Agreement is not performed by Toshiba in accordance with its terms, and any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, this Agreement and the obligations of Toshiba hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate preliminary or permanent injunctive relief may be applied for and granted in connection therewith (and any requirement to post any bond in connection therewith is hereby waived). Notwithstanding the foregoing, neither the Beneficiary nor any of the Owners may seek a decree of specific performance, or any related preliminary or permanent injunctive relief, with respect to any action (a “Survival Action”) taken by Toshiba that violates Section 5.1 if (i) such action has been approved in advance by Toshiba’s board of directors and (ii) in connection with such approval, Toshiba’s board of directors has determined, in good faith, after consultation with, and receiving the advice of, outside legal counsel, that (A) the failure to take the Survival Action will (x) violate the directors’ fiduciary duties under applicable Law and (y) result in the failure of Toshiba to continue as a going concern and (B) such Survival Action will have the minimum adverse consequence to Beneficiary and the Owners that can be reasonably achieved while also allowing Toshiba to continue as a going concern (it being understood, for the avoidance of doubt, that notwithstanding anything to the contrary herein, Beneficiary and Owners reserve all rights to pursue all of its legal and equitable rights and remedies under the Toshiba Guaranty; provided, however, that each of the Owners agrees that it shall not, in any event, pursue, assert, or claim any amounts under the Toshiba Guaranty in excess of the Toshiba Obligation Amount). Subject to the limitations set forth in this Section 8.3(a), if an action is brought by either the Beneficiary or the Owners to enforce this Agreement, Toshiba shall waive the defense that there is adequate remedy at Law. The limitations set forth in this Section 8.3(a) on seeking a decree of specific performance, or any related preliminary or permanent injunctive relief, shall not mean, and shall not imply, that a violation of Section 5.1 is not a breach of this Agreement and a Forbearance Termination Event triggering the rights and remedies arising therefrom as set forth in this Agreement and at law, which rights and remedies shall be available.
(b)    Each of Beneficiary and the Owners agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, this Agreement and the obligations of each of the Beneficiary and the Owners hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate preliminary or permanent injunctive relief may be applied for and granted in connection therewith (and any requirement to post any bond in connection therewith is hereby waived). If an action is brought by Toshiba to enforce this Agreement, Beneficiary and each of the Owners shall waive the defense that there is adequate remedy at Law.
(c)    All remedies provided for in this Agreement or otherwise available at law or in equity shall be cumulative and not exclusive and shall be in addition to any other remedies that a Party may have under this Agreement.
Section 8.4    Attorneys’ Fees. The prevailing Party in any action to enforce this Agreement against any other Party or to recover damages or obtain other remedies for a breach of this Agreement by any other Party shall be entitled to receive from the losing Party any and all costs (including reasonable attorneys’ fees and related expenses) incurred in connection with such action.
Section 8.5    Nuclear Indemnity and Insurance. Subject to Section 8.5(f), while they are owners of the Vogtle Facility and all required authorizations from the U.S. Nuclear Regulatory Commission authorizing operation of the Vogtle Facility have been issued and are in effect:
(a)    Owners shall maintain insurance to cover Public Liability Claims as defined in 42 U.S.C. § 2014(w) in such form and in such amount to meet the financial protection requirements of the Atomic Energy Act of 1954, as amended, and regulations promulgated pursuant thereto.
(b)    Owners shall maintain a governmental indemnity agreement pursuant to the Atomic Energy Act of 1954, as amended, and regulations promulgated pursuant thereto.
(c)    In the event that the financial protection system contemplated by Section 170 of the Atomic Energy Act of 1954, as amended, is repealed or changed, Owners will maintain in effect liability protection through governmental indemnity, limitation of liability to third parties and/or insurance of comparable coverage which will not result in a material impairment of the protection afforded Toshiba and its Affiliates set forth on Schedule 8.5 hereto by such nuclear liability protection system which is in effect as of the Effective Date (as defined in the EPC Agreement), subject to (i) the availability of insurance, (ii) customary practice in the United States nuclear electric utility industry, and (iii) other relevant factors in light of the then existing conditions. Subject to the foregoing subsections (i), (ii), and (iii) of the immediately preceding sentence, Owners shall ensure that Toshiba and its Affiliates set forth on Schedule 8.5 hereto is included in the omnibus definition of “insured” under such alternate insurance coverage or are otherwise included as additional insureds at no cost to Toshiba or its Affiliates set forth on Schedule 8.5 hereto.
(d)    In no event shall Toshiba or its Affiliates set forth on Schedule 8.5 hereto be responsible to Owners (or any of the owners of VEGP Units 1 and 2) for personal or bodily injury (including death), property damage, loss or damage to any property at the Site and VEGP Units 1 and 2, or for any indirect, special, incidental, punitive or consequential loss, damage or injury, whether or not based on any claim of fault, negligence or strict liability, where any of the foregoing arises out of or results from a Nuclear Incident and Owners hereby release Toshiba and its Affiliates from any such liability.
(e)    Nuclear Property Insurance. Owners shall take reasonable steps to maintain property insurance in reasonable amounts and at reasonable costs with respect to the Facility and the Site and the VEGP Units 1 and 2 sites (and associated structures) as may be available from the existing nuclear property insurance pools (e.g., Nuclear Electric Insurance Limited – NEIL), or other sources and consistent with the then current industry practice, providing protection against physical loss or damage to the Facility and the VEGP site. The limits of insurance shall also be maintained in accordance with the requirements of the U.S. Nuclear Regulatory Commission and in a manner and to the extent that property of similar character is usually insured by companies similarly situated to the Owners with like properties. Such insurance shall cover Toshiba and its Affiliates set forth on Schedule 8.5 hereto to the extent of their interest in any loss paid thereunder, and as between Owners and Toshiba and its Affiliates set forth on Schedule 8.5 hereto, Owners hereby waive all rights to proceeds from such insurance and rights of subrogation on behalf of themselves and their insurers for any loss or damage covered by such insurance to the extent of Toshiba’s and its Affiliates’ (such Affiliates set forth on Schedule 8.5 hereto) loss during the Work and thereafter whether liability for such loss or damage arises in contract, tort or otherwise, and irrespective of fault, negligence, strict liability or otherwise.
(f)    Duration. The protection provided pursuant to this Section 8.5 shall be taken out prior to the first delivery of Nuclear Fuel at the Site, and shall remain in effect until the permanent decommissioning of the Facility; provided, however, that upon permanent cessation of operation, the coverages and limits of insurance may be reduced to the extent permitted by the U.S. Nuclear Regulatory Commission.

ARTICLE IX
MISCELLANEOUS
Section 5.1    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent designated for overnight delivery by an internationally recognized overnight air courier (such as Federal Express), one (1) business day after mailing; (b) if sent by facsimile transmission before 5:00 p.m. on a business day local time of recipient, when transmitted and receipt is confirmed; (c) if sent by electronic mail, when transmitted; and (d) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Party:
if to Toshiba:
Toshiba Corporation
1-1, Shibaura 1-chome, Minato-ku
Tokyo 105-8001, Japan
Attention: Ayumi Wada
General Manager, Legal Affairs Division
Facsimile: +81-3-5444-9214
Email: ayumi.wada@toshiba.co.jp
with a copies (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 S Grand Ave, Suite 3400
Los Angeles, CA 90071
Attention: Van C. Durrer, II
Facsimile: (213) 687-5200
Email: van.durrer@skadden.com
and to:
Skadden, Arps, Slate, Meagher & Flom LLP
1-6-1 Rappongi, Minato-ku
Tokyo 106-6021, Japan
Attention: Mitsuhiro Kamiya
Facsimile: +81-3-3568-2626
Email: mitsuhiro.kamiya@skadden.com
if to Beneficiary or the Owners:
Georgia Power Company
241 Ralph McGill Blvd
Atlanta GA 30348
Attention: Meredith Lackey, Sr. Vice President and General Counsel
Facsimile: 404-506-2980
Email: mmlackey@southernco.com

and to:
Oglethorpe Power Corporation
2100 East Exchange Place
Tucker, GA 30084
Attention: Annalisa Bloodworth, Sr. Vice President and General Counsel
Facsimile: 770-270-7977
Email: annalisa.bloodworth@opc.com
and to:
MEAG Power
1470 Riveredge Pkwy., NW
Atlanta GA 30328-4640
Attention: James E. Fuller, Chief Executive Officer
Facsimile: 770-661-2812
Email: jfuller@meagpower.org
and to:
The City of Dalton, Georgia, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners
1200 V.D. Parrott Pkwy
P.O. Box 869
Dalton, GA 30722
Attention: Thomas Bundros
Facsimile: 706-278-7230
Email: tbundros@dutil.com
with a copy (which shall not constitute notice) to:
Balch & Bingham LLP
P.O. Box 306
1710 6th Ave. N.
Birmingham, Alabama 35201
Attention: M. Stanford Blanton
Facsimile: 205-488-5879
Email: sblanton@balch.com
Section 9.2    Waiver. The failure at any time of a Party to require performance by the other Party of any responsibility or obligation required by this Agreement shall in no way affect a Party’s right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Agreement by any other Party constitute a waiver of any other breach of the same or any other provision or constitute a waiver of the responsibility or obligation itself.

Section 9.3    Subrogation. Effective upon the full and irrevocable payment to Beneficiary, and receipt by the Owners, of the Toshiba Obligation Amount pursuant to this Agreement, and the Toshiba Promissory Note, after taking into account the effect of any amounts that have been or in the future may be required to be paid or returned by Beneficiary or any other Person as contemplated by Section 2.5, Toshiba shall be entitled to exercise any and all subrogation rights (including, without limitation, any such rights pursuant to Section 509 of the Bankruptcy Code) it may have against Westinghouse arising from a breach by Westinghouse of the EPC Agreement (including rejection thereof pursuant to Section 365 of the Bankruptcy Code); provided, however, that Toshiba's claims by way of such subrogation shall be subordinated to all claims of the Owners against Westinghouse and the other WEC Debtors until all such claims of the Owners have been paid in full in cash.
Section 9.4    Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each Party under this Agreement. Except as otherwise specifically provided in this Agreement, neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part to any other Person except that Beneficiary and each of the Owners may assign its rights hereunder.
Section 9.5    Third Party Rights. Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.
Section 9.6    Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of New York, without giving effect to the principles of conflict of laws thereof.
Section 9.7    Headings. The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.
Section 5.8    Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, and the letter of even date herewith executed by Skadden, Arps, Slate, Meagher & Flom LLP, as counsel to Toshiba, and Jones Day, as counsel to Georgia Power for itself and as agent for OPC, MEAG and Dalton, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement (a) alters or otherwise affects the Letters of Credit (except as provided in Section 6.1 hereof) or the EPC Agreement or any rights or obligations thereunder or (b) alters, amends, or otherwise affects, or constitutes a novation, accord or satisfaction of, the Toshiba Guaranty except as provided in Article II, Article III, Section 6.1 and Section 9.12 hereof.
Section 9.9    Severability. Should any term, provision, covenant or restriction of this Agreement be deemed invalid, illegal, void by any rule of Law of any jurisdiction in which it is to be performed or unenforceable for any reason, such term, provision, covenant or restriction shall be deemed null and void, but the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force in all other respects and shall in no way be affected, impaired or invalidated so long as the intended economic and legal substance of this Agreement, taken as a whole, is not affected in any manner materially adverse to any Party. Should any provision of this Agreement be or become ineffective because of changes in Law or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of Law, the validity of the other terms, provisions, covenants and restrictions of this Agreement shall not be affected thereby so long as the intended economic and legal substance of this Agreement, taken as a whole, is not affected in any manner materially adverse to any Party. Upon such a determination that any term or other provision is invalid, illegal, void, omitted or unenforceable or upon such provision being or becoming ineffective, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Law and in an acceptable manner in order that the matters contemplated hereby be addressed as originally contemplated to the fullest extent possible.
Section 9.10    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 9.11    Further Assurances. Each Party shall execute such instruments and documents and shall give such further assurances as shall be necessary to perform such Party’s obligations hereunder.
Section 9.12    Jurisdiction; Venue. Except as provided below in this Section 9.12 with respect to arbitration, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Toshiba Guaranty shall be brought in a federal court or, if jurisdiction cannot lie therein, a state court, in either case located in New York, and each of the Parties hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum; provided, however, that no Party may bring such a suit, action or proceeding with respect to any dispute that is already the subject of an arbitration proceeding that has been commenced as provided below in this Section 9.12.  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Notwithstanding anything to the contrary in this Section 9.12, a provisional attachment, provisional injunction or any other provisional legal remedies to secure a Party’s right or benefit may be brought in a court of competent jurisdiction in a state or federal court located in New York or in a district court located in Japan, wherever located.  In addition, the Parties agree that, notwithstanding the foregoing provisions of this Section 9.12, each of the Parties shall, at its option, have the right to submit any dispute arising under, out of or in connection with this Agreement or the Toshiba Guaranty to the International Chamber of Commerce for arbitration in the manner and on the terms provided in Section 4.9(c) of the Toshiba Guaranty; provided, however, that no Party may submit for arbitration any dispute that is already the subject of a suit, action or proceeding that has been brought in a federal or state court in New York as provided above in this Section

9.12.  In no event will the requirements of Section 4.9(b) of the Toshiba Guaranty apply. For the avoidance of doubt, Section 4.9(d) of the Toshiba Guaranty will not permit Beneficiary or any of the Owners to seek a decree of specific performance, or any related preliminary or permanent injunctive relief, with respect to this Agreement that, in accordance with the third sentence of Section 8.3(a), may not be sought by Beneficiary or any of the Owners.
Section 9.13    Certain Interpretive Matters.
(a)    Unless the context requires otherwise, (i) all references to Sections, Articles, Exhibits, or Schedules are to Sections, Articles, Exhibits, or Schedules of or to this Agreement, (ii) words in the singular include the plural and vice versa, (iii) the term “including” means “including without limitation,” and (iv) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual section or portion hereof. All references to “$” or dollar amounts will be to lawful currency of the United States of America. All references to “$” or dollar amounts, or “%” or percent or percentages, shall be to precise amounts and not rounded up or down. All references to “day” or “days” will mean calendar days.
(b)    No provision of this Agreement will be interpreted in favor of, or against, either of the Parties by reason of the extent to which such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or such provision.
Section 9.14    Waiver of Right to Jury Trial. EACH OF THE OWNERS AND TOSHIBA HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG TOSHIBA AND ANY OWNER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS SETTLEMENT AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS SETTLEMENT AGREEMENT OR THE TRANSACTIONS RELATED HERETO.  EACH OF THE OWNERS AND TOSHIBA HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS SETTLEMENT AGREEMENT, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF EACH OF THE OWNERS AND TOSHIBA UNDER THIS SETTLEMENT AGREEMENT.
Section 9.15    Obligations of the Owners are Several. Notwithstanding anything to the contrary in this Agreement, the obligations of the Owners hereunder are several and not joint.
Section 9.16    Amendment, Modification, and Waiver of the Agreement. This Agreement may not be amended or modified without the prior written consent of each Party, which consent may be granted or withheld by such Party in its sole discretion. The provisions and covenants set forth in this Agreement may not be waived without the prior written consent of each affected Party, which consent may be granted or withheld by such Party in its sole discretion.
Section 9.17    Counterparts. This Agreement may be executed in any number of parts, all of which taken together shall be considered to comprise one and the same document, and this Agreement shall become binding on all Parties when each Party has completed delivery of an executed counterpart copy to the other Parties. Delivery may be effected by actual delivery or by electronic transmission of an executed counterpart copy to the other Parties.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

TOSHIBA CORPORATION
By:	/s/M. Hatazawa
Its:	Mamoru Hatazawa Executive Officer Corporate VP

GEORGIA POWER COMPANY
By:	/s/Chris Cummiskey
Its:	Executive Vice President

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
By:	/s/Michael L. Smith
Its:	President & CEO

MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA
By:	/s/James E. Fuller
Its:	President and CEO

THE CITY OF DALTON, GEORGIA
By:	/s/Tom Bundros
Its:	CEO, Dalton Utilities

EXHIBIT A
Letters of Credit
1.    Letter of Credit, dated January 13, 2016, issued by Sumitomo Mitsui Banking Corporation (No.: 200LCJ-62077967) in favor of the Owners in the original stated amount of $450,000,000 (as amended by that certain amendment dated March 18, 2016, increasing the stated amount of the Letter of Credit to $460,000,000).
2.    Letter of Credit, dated January 13, 2016, issued by Mizuho Bank, Ltd. (No.: SCE00100013281) in favor of the Owners in the original stated amount of $450,000,000 (as amended by that certain amendment dated March 18, 2016, increasing the stated amount of the Letter of Credit to $460,000,000).

EXHIBIT B
Form of Toshiba Promissory Note

PROMISSORY NOTE

$	[Date]
TOSHIBA CORPORATION, a Japanese corporation (together with its successors and assigns, the “Maker”), hereby promises to pay to the order of GEORGIA POWER COMPANY, a Georgia corporation, acting for itself and as agent for the other Owners, as defined in the EPC Agreement (as defined in the Settlement Agreement referred to below) (together with its successors and assigns, the “Payee”), the principal sum of $                   , or so much thereof as may be outstanding, together with interest thereon to be computed from the date hereof (the “Date of Issuance”) in accordance with the provisions of this Promissory Note (this “Note”).
1.Related Agreement. The Maker, the Payee and the other Owners are parties to the Settlement Agreement, dated as of [●], 2017 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Settlement Agreement”). This Note is the “Toshiba Promissory Note” referenced in the Settlement Agreement. In the event of any conflict between the terms of this Note and the Settlement Agreement, the terms of the Settlement Agreement shall control.
2.Payment of Interest.
(a)Interest. Except as otherwise expressly provided herein, interest shall accrue on the principal amount outstanding under this Note from time to time (the “Principal Balance”) from and including the Date of Issuance until paid in full in cash at a rate per annum equal to 2.00%. Interest shall be due and payable semi-annually on the last day of each June and December from and after the Date of Issuance and on the Maturity Date (as defined below). Any accrued interest which is not paid on the date on which it is due and payable in the manner provided herein shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such time as payment therefor is actually delivered to the holder of this Note. Any accrued interest which for any reason has not theretofore been paid shall be paid in full in cash on the date on which the final principal payment on this Note is made. Interest shall be computed on the basis of the actual number of days elapsed over a year consisting of 365 or, if applicable, 366 days.
(b)Default Interest. Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, then the interest rate on this Note shall increase automatically by an increment of 2.00% (“Default Interest”) effective as of the date of the occurrence of such Event of Default. All Default Interest shall be payable in cash on demand. Any increase of the interest rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no Event of Default exists (subject to subsequent increases pursuant to this subsection).
3.Payment of Principal.
(a)Maturity Date. The entire principal amount of this Note, together with all accrued and unpaid interest thereon and all other sums evidenced by this Note, shall, if not sooner paid, be due and payable on the tenth anniversary of the Date of Issuance (the “Maturity Date”).
(b)Optional Payments; No Reserves. The Maker may, at any time and from time to time, upon three days’ prior notice to the Payee, prepay all or any portion of the outstanding principal amount of this Note. In connection with each prepayment of principal hereunder, the Maker shall also pay all accrued and unpaid interest on the principal amount of this Note being repaid. Prepayments shall be applied first to accrued and unpaid interest on this Note and second to principal. Amounts outstanding under this Note that are repaid may not be re-borrowed.
4.Record of Payment. The Payee shall record the amount of any principal, interest or other payment and the applicable dates with respect thereto, by such method as the Payee may generally employ, and such records of the Payee shall be rebuttably presumptive evidence of the principal and interest owing and unpaid hereunder; provided, however, that failure to make any such entry shall in no way detract from the Maker’s obligations hereunder.
5.Replacement. Upon receipt of evidence reasonably satisfactory to the Maker (an affidavit of the Payee shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Maker, or, in the case of any such mutilation, upon the surrender of this Note to the Maker at the address specified for notices in Section 12 of this Note, the Maker shall (at its expense) execute and deliver, in lieu thereof, a new Note of the same class and representing the same rights represented by such lost, stolen, destroyed or mutilated Note and dated so that there will be no loss of interest on this Note.
6.Payments. Any payment hereunder received by the Payee after 1:00 p.m. (New York City time) on any day, will be deemed to have been received on the next succeeding day. All payments to be made to the Payee under this Note shall be made in the lawful money of the United States of America in immediately available funds without setoff, counterclaim or deduction, including, without limitation, any deduction or withholding for or on account of any tax imposed upon any Owner, the Payee or the Maker unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If the Maker is so required to deduct or withhold, then the Maker will (a) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount of tax required to be deducted or withheld from any additional amount paid by the Maker to any Owner or the Payee hereunder) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such an amount has been assessed against any Owner or the Payee, and in any event before penalties attach thereto or interest accrues thereon, (b) promptly forward to the Owners an official receipt (or certified copy), or other documentation reasonably acceptable to the Owners, evidencing such payment to such authorities and (c) in addition to the payment which any Owner or the Payee is otherwise entitled under this Note, if such withholding is on account of any tax imposed upon the Maker, pay to the Owners and the Payee such additional amount as is necessary to ensure that the net amount actually received by the Owners and the Payee (free and clear of taxes assessed against the Maker) will equal the full amount the Owners and the Payee would have received had no such deduction or withholding been required. If (i) the Maker is required to make any deduction or withholding on account of any tax from any payment made by it under this Note, (ii) the Maker does not make the deduction or withholding, and (iii) a liability for or on account of the tax is therefore assessed directly against any Owner or the Payee, the Maker shall pay to the Owners and the Payee, promptly after deemed, the amount of the liability (including any related liability for interest or penalties).
7.Place of Payment. All payments owing to the Payee shall be made by wire transfer of immediately available funds to the Payee to the following account:
Bank:
ABA:
Account #:
Account Name:

or to such other account or to the attention of such other person as specified in a prior written notice from the Payee to the Maker.
8.Representations and Warranties. The Maker makes the following representations and warranties as of the Date of Issuance:
(a)the Maker is a corporation in good standing under the laws of Japan and has legal power and right to execute and deliver this Note and to perform and observe the provisions of this Note;
(b)by executing and delivering this Note and by performing and observing the provisions of this Note, the Maker will not violate any existing provision of its charter or other governing documents or any applicable law or violate or otherwise become in default under any existing contract, including any agreements for borrowed money, or other obligation or any law or regulation, or any writ, order or decree of any court or governmental or regulatory authority binding upon the Maker;
(c)the officers executing and delivering this Note on behalf of the Maker have been duly authorized to do so, and this Note, when executed, is legally binding upon the Maker in every respect, subject to applicable bankruptcy, insolvency and similar laws for the protection of debtors; and
(d)no Event of Default has occurred and is continuing.
9.[Reserved]
10.Events of Default. If any of the following (each, an “Event of Default”) shall occur:
(a)Maker shall fail to pay any (i) interest on this Note when due or (ii) principal of this Note or other amounts payable by the Maker hereunder, when and as the same shall become due and payable, whether upon demand, at the stated due date thereof or by acceleration thereof or otherwise;
(b)the breach by the Maker of any of the terms or covenants set forth in this Note;
(c)any representation or warranty made or deemed made by the Maker to the Payee under this Note shall have been incorrect when made or deemed made; or
(d)any Forbearance Termination Event (as defined in the Settlement Agreement);
then, and in every such event (other than an Event of Default that has occurred as a result of a Toshiba Insolvency Proceeding (as defined in the Settlement Agreement)), and at any time thereafter during the continuance of such event, the Payee may, by notice to the Maker, declare this Note to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of this Note so declared to be due and payable, together with accrued interest thereon and all obligations of the Maker accrued hereunder, shall become due and payable immediately; and in case of any Event of Default that has occurred as a result of a Toshiba Insolvency Proceeding, the principal of this Note then outstanding, together with accrued interest thereon and all obligations of the Maker accrued hereunder, shall automatically become due and payable.
11.Payments Set Aside. To the extent that the Payee receives a payment from or on behalf of the Maker from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligations or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.
12.Notices. All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent designated for overnight delivery by an internationally recognized overnight air courier (such as Federal Express), one business day after mailing; (b) if sent by facsimile transmission before 5:00 p.m. on a business day local time of recipient, when transmitted and receipt is confirmed; (c) if sent by electronic mail, when transmitted; and (d) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as the Payee or the Maker (as applicable) shall provide by like notice to the other party (or at any other address that the Payee or the Maker (as applicable) may hereafter specify to the other party in writing):

Payee:

Attn:
Facsimile:
Email:

Maker:

Attn:
Facsimile:
Email:

13.Governing Law; Jurisdiction and Venue.
(a)This Note shall be governed by and construed in accordance with the internal laws of the State of New York.
(b)Except as provided below in this Section 13(b) with respect to arbitration, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Note shall be brought in a federal court or, if jurisdiction cannot lie therein, a state court, in either case located in New York, and each of the Parties hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum; provided, however, that neither the Maker nor the Payee may bring such a suit, action or proceeding with respect to any dispute that is already the subject of an arbitration proceeding that has been commenced as provided below in this Section 13(b). Process in any such suit, action or proceeding may be served on the Maker or the Payee anywhere in the world, whether within or without the jurisdiction of any such court. Notwithstanding anything to the contrary in this Section 13(b), a provisional attachment, provisional injunction or any other provisional legal remedies to secure the Maker’s or the Payee’s right or benefit may be brought in a court of competent jurisdiction in a state or federal court located in New York or in a district court located in Japan, wherever located. In addition, the

Maker and the Payee agree that, notwithstanding the foregoing provisions of this Section 13(b), the Maker and the Payee each shall, at its option, have the right to submit any dispute arising under, out of or in connection with this Note to the International Chamber of Commerce for arbitration in the manner and on the terms provided in Section 4.9(c) of the Toshiba Guaranty; provided, however, that neither the Maker nor the Payee may submit for arbitration any dispute that is already the subject of a suit, action or proceeding that has been brought in a federal or state court in New York as provided above in this Section 13(b). In no event will the requirements of Section 4.9(b) of the Toshiba Guaranty apply.
14.Usury Laws. It is the intention of the Maker and the Payee to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Maker or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Maker or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Maker. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Maker or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Maker.
15.No Implied Waiver; Amendments. No failure nor delay on the part of the Payee to exercise any right, power or privilege under this Note, and no course of dealing between the Maker, on the one hand, and the Payee, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on the Maker in any case shall entitle the Maker to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the holder of this Note to any other or further action in any circumstances without notice or demand. The remedies provided in this Note are cumulative and not exclusive of any remedies provided by law. No amendment or waiver of any provision of this Note, nor consent to any departure by the Maker therefrom, shall in any event be effective unless the same shall be in writing, specifically refer to this Note, and be signed by the Maker and the Payee, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given. A waiver on any such occasion shall not be construed as a bar to, or waiver of, any such right or remedy on any future occasion.
16.Severability. If any one or more of the provisions contained in this Note are invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of all the remaining provisions will not in any way be affected or impaired. If any one or more provisions contained in this Note are deemed invalid, illegal or unenforceable because of their scope or breadth, such provisions shall be reformed and replaced with provisions (i) whose scope and breadth are valid under applicable law and (ii) that come as close as possible to reflecting the original intent of the Maker and the Payee as of the Date of Issuance in respect of the provisions deemed invalid, illegal or unenforceable.
17.Transfer; Assignment. This Note shall bind the Maker and the Maker’s successors and assigns and shall inure to the benefit of the Payee and its successors and assigns. Neither this Note nor the obligations of the Maker under this Note may be assigned or transferred, in whole or in part, by the Maker without the prior written consent of the Payee. Any such assignment or transfer without the prior written consent of the Payee shall be void. The Payee may assign or transfer (including granting participation interests in), in whole or in part, its rights and obligations under this Note without further consent from the Maker. The Maker agrees to execute any documents reasonably requested by the Payee in connection with any such assignment or transfer.
18.Waiver of Right to Jury Trial. EACH OF THE MAKER AND THE PAYEE HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PAYEE AND THE MAKER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR THE SETTLEMENT AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS NOTE OR THE SETTLEMENT AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO. EACH OF THE MAKER AND THE PAYEE HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE SETTLEMENT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF EACH OF THE MAKER AND THE PAYEE UNDER THIS NOTE OR THE SETTLEMENT AGREEMENT, AS APPLICABLE.
19.Miscellaneous. This Note constitutes a final written expression of all of the terms of this instrument, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The relationship between the Maker and the Payee with respect to this Note is and shall be solely that of debtor and creditor, respectively, and the Payee shall have no fiduciary obligation toward the Maker with respect to this Note or the transactions contemplated hereby. Any amendment or waiver hereof or any waiver of any right or remedy otherwise available must be in writing and signed by the party against whom enforcement of the amendment or waiver is sought. The Maker waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, or enforcement of this Note.
20.Judgment Currency. If the Payee obtains a judgment or judgments against the Maker in any currency of a country other than the United States of America (such other currency is hereinafter referred to as “Foreign Currency”), the obligations of the Maker in respect of any sum adjudged to be due to the Payee under this Note (the “Judgment Amount”) shall be discharged only to the extent that, on the day following receipt by the Payee of the Judgment Amount in the Foreign Currency, the Payee may purchase United States dollars with the Judgment Amount in such Foreign Currency. If the amount of United States dollars so purchased is less than the amount of United States dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of the Maker to pay the sum originally due hereunder or under this Note when it was originally due hereunder or under this Note) was originally due and owing (the “Original Due Date”) to the Payee hereunder (the “Loss”), the Maker agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Payee against the loss, and if the amount of United States dollars so purchased exceeds the amount of United States dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Payee agrees to remit such excess to the Maker.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Maker has executed and delivered this Note on the date first written above.

TOSHIBA CORPORATION
By:
Name:
Title:

Acknowledged and accepted as of the date first written above by:

GEORGIA POWER COMPANY, as agent for the Owners
By:
Name:
Title:

EXHIBIT C
Form of Plan Injunction, Release, and Exculpation
For the avoidance of doubt, the Parties and their respective Affiliates shall be included in “Released Parties,” “Exculpated Parties,” or similar defined terms as necessary and appropriate.
Injunction.
AS OF THE EFFECTIVE DATE, EXCEPT WITH RESPECT TO THE OBLIGATIONS OF THE REORGANIZED DEBTORS UNDER THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, CURRENTLY HOLD OR MAY HOLD ANY CLAIMS OR INTERESTS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES THAT ARE WAIVED, DISCHARGED OR RELEASED UNDER THIS PLAN SHALL BE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ENFORCEMENT ACTIONS AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES (TO THE EXTENT THE RELEASED PARTIES ARE RELEASED BY A RELEASING PARTY) OR ANY OF THEIR RESPECTIVE ASSETS OR PROPERTY ON ACCOUNT OF ANY SUCH WAIVED, DISCHARGED OR RELEASED CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING; (2) ENFORCING, LEVYING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER; (3) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO ANY DEBTOR, REORGANIZED DEBTOR OR RELEASED PARTY; AND (5) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE TO ASSERT ANY CLAIM WAIVED, DISCHARGED OR RELEASED UNDER THIS PLAN OR THAT DOES NOT OTHERWISE COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THIS PLAN.
Exculpation.
FROM AND AFTER THE EFFECTIVE DATE, THE EXCULPATED PARTIES, THE DEBTORS AND THE REORGANIZED DEBTORS SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY ENTITY, AND NO HOLDER OF A CLAIM OR INTEREST, NO OTHER PARTY IN INTEREST AND NONE OF THEIR RESPECTIVE REPRESENTATIVES SHALL HAVE ANY RIGHT OF ACTION AGAINST ANY DEBTOR, REORGANIZED DEBTOR, EXCULPATED PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN BEFORE THE EFFECTIVE DATE IN CONNECTION WITH, RELATED TO OR ARISING OUT OF THE CHAPTER 11 CASES, THE DEBTORS IN POSSESSION OR THE NEGOTIATION, CONSIDERATION, FORMULATION, PREPARATION,

DISSEMINATION, IMPLEMENTATION, CONFIRMATION OR CONSUMMATION OF THIS PLAN, THE EXHIBITS, THE DISCLOSURE STATEMENT, ANY AMENDMENTS TO ANY OF THE FOREGOING OR ANY OTHER TRANSACTIONS PROPOSED IN CONNECTION WITH THE CHAPTER 11 CASES OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO OR ANY OTHER ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION THEREWITH DURING THE CHAPTER 11 CASES OR IN CONNECTION WITH ANY OTHER OBLIGATIONS ARISING UNDER THIS PLAN OR THE OBLIGATIONS ASSUMED HEREUNDER; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS SECTION SHALL HAVE NO EFFECT ON: (1) THE LIABILITY OF ANY ENTITY THAT WOULD OTHERWISE RESULT FROM THE FAILURE TO PERFORM OR PAY ANY OBLIGATION OR LIABILITY UNDER THIS PLAN OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT (i) PREVIOUSLY ASSUMED, (ii) ENTERED INTO DURING THE CHAPTER 11 CASES, OR (iii) TO BE ENTERED INTO OR DELIVERED IN CONNECTION WITH THIS PLAN OR (2) THE LIABILITY OF ANY EXCULPATED PARTY THAT WOULD OTHERWISE RESULT FROM ANY ACT OR OMISSION OF SUCH EXCULPATED PARTY TO THE EXTENT THAT SUCH ACT OR OMISSION IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (INCLUDING FRAUD). FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS PROVISION SHALL RELIEVE ANY EXCULPATED PARTY FROM ANY OBLIGATION OR LIABILITY UNDER [THIS AGREEMENT OR THE TOSHIBA GUARANTY.]
Third Party Release.
WITHOUT LIMITING ANY OTHER APPLICABLE PROVISIONS OF, OR RELEASES CONTAINED IN, THIS PLAN, AS OF THE EFFECTIVE DATE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THIS PLAN AND THE CONSIDERATION AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE ENTERED INTO OR DELIVERED IN CONNECTION WITH THIS PLAN, EACH RELEASING PARTY SHALL BE DEEMED TO HAVE FOREVER RELEASED AND COVENANTED WITH THE RELEASED PARTIES TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL LIABILITIES IN ANY WAY THAT SUCH ENTITY HAS, HAD OR MAY HAVE AGAINST ANY RELEASED PARTY (WHICH RELEASE SHALL BE IN ADDITION TO THE DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS PROVIDED HEREIN AND UNDER THE CONFIRMATION ORDER AND THE BANKRUPTCY CODE), IN EACH CASE, RELATING TO A DEBTOR, THE ESTATES, THE CHAPTER 11 CASES, THE NEGOTIATION, CONSIDERATION, FORMULATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, CONFIRMATION OR CONSUMMATION OF THIS PLAN, THE EXHIBITS, THE DISCLOSURE STATEMENT, ANY AMENDMENTS THERETO, THE DIP CREDIT AGREEMENT, THE DIP ORDER, ANY OF THE NEW SECURITIES AND DOCUMENTS, THE RESTRUCTURING

TRANSACTIONS OR ANY OTHER TRANSACTIONS IN CONNECTION WITH THE CHAPTER 11 CASES OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO OR ANY OTHER ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION THEREWITH OR IN CONNECTION WITH ANY OTHER OBLIGATIONS ARISING UNDER THIS PLAN OR THE OBLIGATIONS ASSUMED HEREUNDER;
THE FOREGOING PROVISION OF THIS SECTION SHALL HAVE NO EFFECT ON:
(A) THE LIABILITY OF ANY ENTITY THAT WOULD OTHERWISE RESULT FROM THE FAILURE TO PERFORM OR PAY ANY OBLIGATION OR LIABILITY UNDER THIS PLAN OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT (i) PREVIOUSLY ASSUMED, (ii) ENTERED INTO DURING THE CHAPTER 11 CASES, OR (iii) TO BE TO BE ENTERED INTO OR DELIVERED IN CONNECTION WITH THIS PLAN;
(B) THE LIABILITY OF ANY RELEASED PARTY THAT WOULD OTHERWISE RESULT FROM ANY ACT OR OMISSION OF SUCH RELEASED PARTY TO THE EXTENT THAT SUCH ACT OR OMISSION IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (INCLUDING FRAUD);
(C) ANY NON-RELEASING PARTY;
FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS PROVISION SHALL RELIEVE ANY RELEASED PARTY FROM ANY OBLIGATION OR LIABILITY UNDER [THIS AGREEMENT OR THE TOSHIBA GUARANTY.]
ENTRY OF THE CONFIRMATION ORDER BY THE BANKRUPTCY COURT SHALL CONSTITUTE AN ORDER APPROVING THE THIRD PARTY RELEASE PURSUANT TO BANKRUPTCY RULE 9019, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD PARTY RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSES OF ACTION RELEASED PURSUANT TO THE THIRD PARTY RELEASE. NOTHING HEREIN SHALL ABROGATE APPLICABLE ATTORNEY DISCIPLINARY RULES.

EXHIBIT D
Form of Distribution Order

SCHEDULE 1.1(a)
Pro Rata Shares

Georgia Power	45.7%
OPC	30%
MEAG	22.7%
Dalton	1.6%

SCHEDULE 1.1(b)
WEC Debtors
Westinghouse Electric Company LLC
Toshiba Nuclear Energy Holdings (UK) Limited
TSB Nuclear Energy Services Inc.
Westinghouse Technology Licensing Company LLC
Westinghouse International Technology LLC
Fauske and Associates LLC
PaR Nuclear Holding Co., Inc.
PaR Nuclear, Inc.
WEC Welding and Machining, LLC
WEC Equipment & Machining Solutions, LLC
CE Nuclear Power International, Inc.
WEC Engineering Services Inc.
Westinghouse Energy Systems LLC
Westinghouse Industry Products International Company LLC
WEC Carolina Energy Solutions, LLC
WEC Carolina Energy Solutions, Inc.
PCI Energy Services LLC
WEC Specialty LLC
WECTEC LLC
WECTEC Staffing Services LLC
WECTEC Global Project Services Inc.
Field Services, LLC
Stone & Webster International, Inc.
Stone & Webster Services LLC
Stone & Webster Asia Inc.
Nuclear Technology Solutions LLC
Shaw Global Services, LLC
Shaw Nuclear Services, Inc.
Stone & Webster Construction Inc.
WECTEC Contractors Inc.

SCHEDULE 2.2
Payment Schedule

Payment Date If any below date is a bank holiday in the United States or Japan, the next business day shall be the payment date for such payment.	Monthly Payment Amounts (in millions)
October 1, 2017	$300.00
November 1, 2017	77.50
December 1, 2017	77.50
January 1, 2018	77.50
February 1, 2018	77.50
March 1, 2018	77.50
April 1, 2018	51.50
May 1, 2018	51.50
June 1, 2018	51.50
July 1, 2018	51.50
August 1, 2018	51.50
September 1, 2018	51.50
October 1, 2018	51.50
November 1, 2018	51.50
December 1, 2018	51.50
January 1, 2019	51.50
February 1, 2019	51.50
March 1, 2019	110.00
April 1, 2019	110.00
May 1, 2019	110.00
June 1, 2019	110.00
July 1, 2019	110.00
August 1, 2019	110.00
September 1, 2019	110.00
October 1, 2019	110.00
November 1, 2019	110.00
December 1, 2019	110.00
January 1, 2020	110.00
February 1, 2020	110.00
March 1, 2020	110.00
April 1, 2020	110.00
May 1, 2020	110.00
June 1, 2020	110.00
July 1, 2020	110.00
August 1, 2020	110.00
September 1, 2020	110.00
October 1, 2020	110.00
November 1, 2020	110.00
December 1, 2020	110.00
January 1, 2021	6.00

SCHEDULE 5.1(b)
Toshiba Corporate Reorganization Transactions

Business Line	Type of Transaction
Energy Systems & Solutions Company: Power and Industrial Systems Research and Development Center
Potential transfer of the Power and Industrial Systems Research and Development Center to new subsidiary entity which succeeds to the ESS business, or inclusion of the Power and Industrial Systems Research and Development Center in the split transaction

April 24, 2017
Toshiba Corporation

Toshiba to Reinforce Organizational Management

TOKYO– Toshiba Corporation (TOKYO: 6502) ("the Company") today announced that it has decided to split off its four in-house companies into wholly-owned subsidiaries. After the company splits, Toshiba Group ("the Group") will further enhance collaboration between the split-off companies ("New Company"), and, at the same time, aim to maximize the value of each business. In addition, it will establish an optimized structure for ensuring business continuity in respect of maintaining special construction business licenses required to do business in Japan.

After executing the splits, Toshiba Corporate will further concentrate on maximizing the Group's value and strengthening its governance system.

1. About the business entities

The company splits will allow the New Companies, as independent business entities, to clarify their responsibilities to the market and customers, which will ultimately support maximization of their business value. Additionally, the New Companies will aim to refine governance and risk management structures so as to match their diverse business environments, and will directly secure the services of external auditors.

The company splits will be effected as follows, on July 1st and after.

(1) As of July 1, 2017

A) Infrastructure System & Solutions Company

The Company will split off its in-house company, Infrastructure System & Solutions Company, and merge it into Toshiba Electric Service Corporation, which is responsible for part of the installation work, electrical construction, maintenance and inspection services in the social infrastructure business and holds special construction business licenses. As the succeeding company holds special construction business licenses, this will realize a continuous and smooth business transaction. The New Company also aims to realize continuous growth for the social infrastructure business by positioning it to continue to promote a spiral lifecycle business offering products, systems and services that improve customer value, which will ultimately lead to maximization of its business value.

B) Storage & Electronic Devices Solutions Company

The Company will split off its in-house Company, Storage & Electronic Devices Solutions Company and transfer it to a newly established company. The Company established Toshiba Memory Corporation on April 1 for the memory business. With this company split, the Company aims to realize continuous growth and maximization of its other electronic devices business, including discrete semiconductors, system LSIs, HDDs and related products, by providing products and services that maximize customer value.

1

C) Industrial ICT Solutions Company

The Company will split off its in-house company, Industrial ICT Solutions Company, and merge it into Toshiba Solutions Corporation, which is responsible for construction work related to the ICT solutions business and holds special construction business licenses. This will allow continuity of business operations that require such licenses. As the succeeding company holds special construction business licenses, this will maintain continuity in business areas that requires such licenses. The merger will also allow establishment of a business structure that unifies development, manufacturing and sales of ICT solutions that utilize IoT and AI, increase the scale of solutions businesses for manufacturing, industry, social infrastructure, distribution and finance, government and municipalities, and support further business growth. The New Company will also realize timely responses to digital transformation, aim to expand its business through its "SPINEX" IoT architecture, as an innovator that creates and provides valuable services, and contribute to maximizing the corporate value of the Group.

(2) As of October 1, 2017

D) Energy Systems & Solutions Company

The Company will split off its in-house company, Energy Systems & Solutions Company, and the Nuclear Energy Systems & Solutions Division, and transfer them to a newly established company. The New Company will obtain special construction business licenses, in order to maintain business continuity in respect of its ability to engage in businesses that requires such licenses. By this, it will realize a continuous and smooth business transaction. The New Company also aims to realize further growth for the energy business by offering products, systems and services that improve customer value in next generation energy sources.

2. About the corporate function

The Company will continue to strengthen the Group's internal controls, as announced in the March 14th announcement, "Measures to Rebuild Toshiba," by further promoting collaboration between Toshiba Corporate, which will dedicate itself to enhancing corporate functions, and the Group's affiliated business entities. While details are still to be determined, Toshiba Corporate will focus on maximizing corporate value and strengthening governance of the Group as a whole, and advance the Group's business strategic planning, including flexible reorganization on the business portfolio, resource allocation and enhanced risk management.

Today's decision follows the "Strengthening Toshiba Group's Organizational Management," as disclosed in "Measures to Rebuild Toshiba," announced on March 14th, 2017. On the same date, the Company also announced its intentions in respect of "Eliminating Risk Related to the Overseas Power Business," which has been realized by the commencement of Chapter 11 proceedings that eliminate Westinghouse from FY2016 consolidated earnings results, as was announced on March 29th.

Toward "Swiftly Recovering and Strengthening the Financial Base," the Company established Toshiba Memory Corporation on April 1st, to secure management resources

2

for the continued growth of Memory business, and to further enhance the Group's financial bases by considering transfers of shares in the new company to a third-party, up to majority.

Toshiba Group will further continue upmost effort to recover the trust of shareholders and investors and all other stakeholders.

Reference: The structure of Toshiba Group before and after the Company Splits

■ **Current organization**

Toshiba Corporation
Corporate
Energy Systems & Solutions Company
Nuclear Energy Systems & Solutions Division
Infrastructure Systems & Solutions Company
Storage & Electronic Devices Solutions Company
Industrial ICT Solutions Company
After the company split
Toshiba Corporation
Energy Systems & Solutions Business Entity
Infrastructure Systems & Solutions Business Entity
Storage & Electronic Devices Solutions Business Entity
Industrial ICT Solutions Business Entity

For further details on each company, please see the supplementary materials appended to this release.

###

3

Supplementary materials

I. Infrastructure Systems & Solutions Company ("ISS")

1. Purpose of the company split of ISS

The Company positions the social infrastructure business as a focus business domain. By splitting and transferring ISS to Toshiba Electric Service Corporation ("TDS") by means of a company split ("Company Split #1"), it aims to allow the business to establish a management structure capable of optimal and rapid decision-making in a changing business environment, and to deploy an enhanced governance structure. The Company also aims to realize continuous growth for the social infrastructure business by positioning it to continue to promote a spiral lifecycle business offering products, systems and services that improve customer value, which will ultimately lead to maximization of the corporate value of the Group.

In addition, TDS, the succeeding company, holds special construction business licenses, essential for the social infrastructure business, which will realize a continuous and smooth business transition.

2. Overview of Company Split #1

(1) Schedule

Date of decision on details of Company Split #1	Late May 2017(planned)
Effective date of Company Split #1	July 1, 2017 (planned)

Notes: Company Split #1 falls into the category of a simplified absorption-type company split defined in Paragraph 2 of Article 784 of the Companies Act. Therefore, the Company will not hold a general meeting of shareholders for the approval related to the contract for the absorption-type company split.

(2) Method of Company Split #1

The absorption-type company split method will be used, in which the Company is the splitting company and TDS is the succeeding company.

(3) Allotment related to Company Split #1

It is not decided at this point.

(4) Treatment of share options and bonds with share options associated with Company Split #1

The Company has not issued any share options or bonds with share options.

(5) Change in the stated capital associated with Company Split #1

Company Split #1 will neither increase nor decrease the amount of the stated capital of the Company.

(6) Rights and obligations to be transferred to the succeeding company

TDS will succeed to the assets, rights, obligations, and contractual status, etc., that belong to

4

the "Transferred Business," in principle. The term "Transferred Business" is defined in 4(1) of this notice.

(7) Outlook of performance of obligations

It is understood that TDS will be able to fulfill all obligations that have a maturity date on or after the effective date of Company Split #1.

3. Overview of companies associated with Company Split #1

	Splitting company	Succeeding company
(1) Name	Toshiba Corporation	Toshiba Electric Service Corporation
(2) Address	1-1 Shibaura 1-chome, Minato-ku, Tokyo	24-1 Nishi-Shinjuku 6-chome, Shinjuku-ku, Tokyo
(3) Name and Title of Representatives	Satoshi Tsunakawa, Representative Executive Officer, President & CEO	Keiichi Yamato, President & CEO
(4) Business Outline	Energy Systems & Solutions, Infrastructure Systems & Solutions, Storage & Electronic Devices Solutions and Industrial ICT Solutions	Maintenance, inspection and repair of electrical equipment, information / communications equipment, machinery equipment and related systems Test run adjustment Construction work, operation and maintenance management
(5) Capital Stock	200,000 million yen	100 million yen
(6) Establishment	June 25, 1904	May 11, 1987
(7) No. of Outstanding Shares	4,237,602,026 shares	1,600 shares
(8) Fiscal Term	March 31	March 31
(9) No. of Employees	166,892 (consolidated) (as of December 31, 2016)	1,234
(10) Main Financing Bank	Sumitomo Mitsui Banking Corporation Mizuho Bank, Ltd. Sumitomo Mitsui Trust Bank, Limited The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Sumitomo Mitsui Banking Corporation The Bank of Tokyo-Mitsubishi UFJ, Ltd.
(11) Major Shareholders and Shareholding	JP Morgan Chase Bank 380055 (standing proxy:	Toshiba Corporation 100%

5

Ratio	Mizuho Bank, Ltd.) 4.14% The Master Trust Bank of Japan, Ltd. (trust account) 3.76% Japan Trustee Services Bank, Ltd. (trust account) 2.90% Toshiba Employees Shareholding Association 2.88% The Dai-ichi Life Insurance Company, Limited 2.72%	
(12) Financial Condition and Operating Performance in Preceding Fiscal Year (Fiscal year ended March 31, 2016)		
Net Assets (Equity)	672,258 million yen (consolidated)	3,599 million yen
Total Assets	5,433,341 million yen (consolidated)	17,986 million yen
Shareholder's Equity per Share	77.67 yen (consolidated)	2,249,732.02 yen
Net Sales	5,668,688 million yen (consolidated)	38,436 million yen
Operating Income	-708,738 million yen (consolidated)	4,672 million yen
Recurring Profit	---	4,670 million yen
Net Income (Loss)	-460, 013 million yen (consolidated)	3,332 million yen
Net Income (Loss) per Share	-108.64 yen (consolidated)	2,082,854.62 yen

Notes:

1. Number of Major Shareholders and Shareholding Ratios are as of September 30, 2016.
2. Financial Conditions and business results (excluding operating income) of the splitting company are based on US GAAP.

4. Overview of the in-house company to be split

(1) Business of the in-house company to be split

Development, manufacture and sales social infrastructure business products, systems and services. ("Transferred Business")

(2) Business performance of the in-house company to be split

6

①Fiscal Year 2015

Consolidated sales: 1,354.6 billion yen

Consolidated operating income: -7.4 billion yen

②Fiscal Year 2016 Third Quarter (first nine months cumulative)

Consolidated sales: 838.5 billion yen

Consolidated operating income: 21.5 billion yen

(3) Items and amount of assets and liabilities to be split

It is not decided at this point, as the assets and liabilities are under review.

5. Overview of splitting company after Company Split #1

There will be no change in the splitting company's name, address, name and title of the representative, principal business, stated capital, or fiscal term.

6. Overview of the succeeding company after Company Split #1

Name	Not yet decided
Address	Not yet decided
Name and Title of Representative	Not yet decided
Business Outline	Development, manufacture and sales social infrastructure business products, systems and services. (planned)
Capital Stock	Not yet decided
Fiscal Term	Not yet decided

7. Future Outlook

As TDS is a wholly-owned subsidiary of the Company, Company Split #1 will have no impact on the Company's consolidated financial results. The Company will announce items that are undecided at this point as they are clarified.

7

II. Storage & Electronic Devices Solutions Company ("SDS")

1. Purpose of the company split of SDS

   The Company positions the electronic devices business as a focus business domain. By splitting SDS ("Company Split #2"), it aims to allow the business to establish a management structure capable of flexible and rapid decision-making, and to deploy an enhanced governance structure. The Company also aims to realize continuous growth for the electronic devices business by positioning it to offer products that improve customer value, which will ultimately maximize the corporate value of the Group.

   Company Split #2 will be implemented by an absorption-type company split in which the Company will become the splitting company and a newly established wholly owned subsidiary will become the succeeding company ("New Company").

2. Overview of Company Split #2

   (1) Schedule

Date of decision on details of Company Split #2	Late May 2017 (planned)
Effective date of Company Split #2	July 1, 2017 (planned)

Notes: Company Split #2 falls into the category of a simplified absorption-type company split defined in Paragraph 2 of Article 784 of the Companies Act. Therefore, the Company will not hold a general meeting of shareholders for the approval related to the contract for the absorption-type company split.

   (2) Method of Company Split #2

   The absorption-type company split method will be used, in which the Company is the splitting company and the New Company is the succeeding company.

   (3) Allotment related to Company Split #2

   It is not decided at this point.

   (4) Treatment of share options and bonds with share options associated with Company Split #2

   The Company has not issued any share options or bonds with share options.

   (5) Change in the stated capital associated with Company Split #2

   Company Split #2 will neither increase nor decrease the amount of capital stock of the Company.

   (6) Rights and obligations to be transferred to the New Company

   The New Company will succeed to the assets, rights, obligations, and contractual status, etc., that belong to the "Transferred Business," in principle. The term "Transferred Business" is defined in 4(1) of this notice.

   (7) Outlook of performance of obligations

8

It is understood that the New Company will be able to fulfill all obligations that have a maturity date on or after the effective date of Company Split #2.

3. Overview of companies associated with Company Split #2

	Splitting company	New Company
(1) Name	Toshiba Corporation	Undecided
(2) Address	1-1 Shibaura 1-chome, Minato-ku, Tokyo	Undecided
(3) Name and Title of Representatives	Satoshi Tsunakawa, Representative Executive Officer, President & CEO	Undecided
(4) Business Outline	Energy Systems & Solutions, Infrastructure Systems & Solutions, Storage & Electronic Devices Solutions and Industrial ICT Solutions	Development, manufacture and sales of discrete semiconductors, system LSIs and HDDs and related products Business related to the above (planned)
(5) Capital Stock	200,000 million yen	Undecided
(6) Establishment	June 25, 1904	Undecided
(7) No. of Outstanding Shares	4,237,602,026 shares	Undecided
(8) Fiscal Term	March 31	Undecided
(9) No. of Employees	166,892 (consolidated) (as of December 31, 2016)	Undecided
(10) Main Financing Bank	Sumitomo Mitsui Banking Corporation Mizuho Bank, Ltd. Sumitomo Mitsui Trust Bank, Limited The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Undecided
(11) Major Shareholders and Shareholding Ratio	JP Morgan Chase Bank 380055 (standing proxy: Mizuho Bank, Ltd.) 4.14% The Master Trust Bank of Japan, Ltd. (trust account) 3.76% Japan Trustee Services Bank, Ltd. (trust account) 2.90%	Toshiba Corporation 100%

9

Toshiba Employees Shareholding Association 2.88% The Dai-ichi Life Insurance Company, Limited 2.72%	
(12) Financial Condition and Operating Performance in Preceding Fiscal Year (Fiscal year ended March 31, 2016)		
Net Assets (Equity)	672,258 million yen (consolidated)	---
Total Assets	5,433,341 million yen (consolidated)	---
Shareholder's Equity per Share	77.67 yen (consolidated)	---
Net Sales	5,668,688 million yen (consolidated)	---
Operating Income	-708,738 million yen (consolidated)	---
Recurring Profit	---	---
Net Income (Loss)	-460, 013 million yen (consolidated)	---
Net Income (Loss) per Share	-108.64 yen (consolidated)	---

Notes:

1. Number of Major Shareholders and Shareholding Ratios are as of September 30, 2016.
2. Financial Conditions and business results (excluding operating income) of the splitting company are based on US GAAP.

4. Overview of the in-house company to be split

(1) Business of the in-house company to be split

Development, manufacture and sales of discrete semiconductors, system LSIs and HDDs and related products.

Business related to the above

("Transferred Business")

(2) Business performance of the in-house company to be split

①Fiscal Year 2015

Consolidated sales: 1,575.9 billion yen

Consolidated operating income: -100.0 billion yen

②Fiscal Year 2016 Third Quarter (first nine months cumulative)

Consolidated sales: 1,242.3 billion yen

Consolidated operating income: 154.6 billion yen

10

Note: Figures above include the performance of the memory business (currently Toshiba Memory Corporation). However, the Company will not succeed the shares in Toshiba Memory Corporation.

(3) Items and amount of assets and liabilities to be split
It is not decided at this point, as the assets and liabilities are under review

5. Overview of splitting company after Company Split #2
There will be no change in the splitting company's name, address, name and title of the representative, principal business, stated capital, or fiscal term.

6. Overview of the New Company after Company Split #2

Name	Not yet decided
Address	Not yet decided
Name and Title of Representative	Not yet decided
Business Outline	Development, manufacture and sales of discrete semiconductors, system LSIs and HDDs and related products. Business related to the above (planned)
Capital Stock	Not yet decided
Fiscal Term	Not yet decided

7. Future Outlook
As the New Company will be a wholly-owned subsidiary of the Company, Company Split #2 will have no impact on the Company's consolidated financial results. The Company will announce items that are undecided at this point as they are clarified.

11

III. Industrial ICT Solutions Company ("INS")

1. Purpose of the company split of INS

   The Company positions the ICT solutions business as a focus business domain. By splitting and transferring INS to Toshiba Solutions Corporation ("TSOL") by means of a company split ("Company Split #3"), it aims to allow the business to establish a management structure capable of flexible and rapid decision-making in a fast changing ICT market, and to deploy an enhanced governance structure. The Company also aims to realize further growth for the business and an improved industry presence in order to become an innovator that responds to the market's digital transformation in a timely manner, and that creates and provides valuable services. Furthermore, it will contribute to maximization of the corporate value of the Group by utilizing the ICT technology.

   In addition, TSOL, the succeeding company, holds a special construction business licenses, essential for the ICT solutions business, which will realize a continuous and smooth business transition.

2. Overview of Company Split #3

   (1) Schedule

Date of decision on details of Company Split #3	Late May 2017 (planned)
Effective date of Company Split #3	July 1, 2017 (planned)

Notes: Company Split #3falls into the category of a simplified absorption-type company split defined in Paragraph 2 of Article 784 of the Companies Act. Therefore, the Company will not hold a general meeting of shareholders for the approval related to the contract for the absorption-type company split.

   (2) Method of Company Split #3

   The absorption-type company split method will be used, in which the Company is the splitting company and TSOL is the succeeding company.

   (3) Allotment related to Company Split #3

   It is not decided at this point.

   (4) Treatment of share options and bonds with share options associated with Company Split #3

   The Company has not issued any share options or bonds with share options.

   (5) Change in the stated capital associated with Company Split #3

   Company Split #3 will neither increase nor decrease the amount of the stated capital of the Company.

   (6) Rights and obligations to be transferred to the succeeding company

   TSOL will succeed to the assets, rights, obligations, and contractual status, etc., that belong to the "Transferred Business," in principle. The term "Transferred Business" is defined in 4(1) of this notice.

12

(7) Outlook of performance of obligations

It is understood that TSOL will be able to fulfill all obligations that have a maturity date on or after the effective date of Company Split #3.

3. Overview of companies associated with Company Split #3

	Splitting company	Succeeding company
(1) Name	Toshiba Corporation	Toshiba Solutions Corporation
(2) Address	1-1 Shibaura 1-chome, Minato-ku, Tokyo	72-34, Horikawa-cho, Saiwai-ku, Kawasaki-shi, Kanagawa
(3) Name and Title of Representatives	Satoshi Tsunakawa, Representative Executive Officer, President & CEO	Hironobu Nishikori, President & CEO
(4) Business Outline	Energy Systems & Solutions, Infrastructure Systems & Solutions, Storage & Electronic Devices Solutions and Industrial ICT Solutions	System Integration, Development, manufacture and sales of ICT solutions that utilize IoT and AI
(5) Capital Stock	200,000 million yen	23,500 million yen
(6) Establishment	June 25, 1904	October 1, 2003
(7) No. of Outstanding Shares	4,237,602,026 shares	203,570 shares
(8) Fiscal Term	March 31	March 31
(9) No. of Employees	166,892 (consolidated) (as of December 31, 2016)	3,172
(10) Main Financing Bank	Sumitomo Mitsui Banking Corporation Mizuho Bank, Ltd. Sumitomo Mitsui Trust Bank, Limited The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Sumitomo Mitsui Banking Corporation The Bank of Tokyo-Mitsubishi UFJ, Ltd.
(11) Major Shareholders and Shareholding Ratio	JP Morgan Chase Bank 380055 (standing proxy: Mizuho Bank, Ltd.) 4.14% The Master Trust Bank of Japan, Ltd. (trust account) 3.76% Japan Trustee Services Bank, Ltd. (trust account) 2.90%	Toshiba Corporation 100%

13

Toshiba Employees Shareholding Association 2.88% The Dai-ichi Life Insurance Company, Limited 2.72%	
(12) Financial Condition and Operating Performance in Preceding Fiscal Year (Fiscal year ended March 31, 2016)		
Net Assets (Equity)	672,258 million yen (consolidated)	38,231 million yen
Total Assets	5,433,341 million yen (consolidated)	103,244 million yen
Shareholder's Equity per Share	77.67 yen (consolidated)	172,099 yen
Net Sales	5,668,688 million yen (consolidated)	118,745 million yen
Operating Income	-708,738 million yen (consolidated)	6,910 million yen
Recurring Profit	---	8,993 million yen
Net Income (Loss)	-460, 013 million yen (consolidated)	-1,713 million yen
Net Income (Loss) per Share	-108.64 yen (consolidated)	-8,416 yen

Notes:

1. Number of Major Shareholders and Shareholding Ratios are as of September 30, 2016.
2. Financial Conditions and business results (excluding operating income) of the splitting company are based on US GAAP.

4. Overview of the in-house company to be split

(1) Business of the in-house company to be split

Development, manufacture and sales of ICT solutions business products, systems and services. ("Transferred Business")

(2) Business performance of the in-house company to be split

① Fiscal Year 2015

Consolidated sales: 256.8 billion yen

Consolidated operating income: 8.7 billion yen

②Fiscal Year 2016 Third Quarter (first nine months cumulative)

Consolidated sales: 161.8 billion yen

Consolidated operating income: 8.0 billion yen

14

Note: Figures above include the performance of INS's Information Systems Division and the R&D group reporting to corporate in the Software & AI Technology Center.

(3) Items and amount of assets and liabilities to be split
It is not decided at this point, as the assets and liabilities are under review

5. Overview of splitting company after Company Split #3
There will be no change in the splitting company's name, address, name and title of the representative, principal business, stated capital, or fiscal term.

6. Overview of the succeeding company after Company Split #3

Name	Not yet decided
Address	72-34, Horikawa-cho, Saiwai-ku, Kawasaki-shi, Kanagawa
Name and Title of Representative	Not yet decided
Business Outline	Development, manufacture and sales of ICT solutions business products, systems and services. (planned)
Capital Stock	Not yet decided
Fiscal Term	March 31

7. Future Outlook
As TSOL is a wholly-owned subsidiary of the Company, Company Split #3 will have no impact on the Company's consolidated financial results. The Company will announce items that are undecided at this point as they are clarified.

15

IV. Energy Systems & Solutions Company and Nuclear Energy Systems & Solutions Division (collectively "ESS")

1. Purpose of the company split of ESS

The Company positions the energy business as a focus business domain. By splitting ESS ("Company Split #4"), it aims to allow the business to establish a management structure capable of flexible and rapid decision-making in a changing business environment, and to deploy an enhanced governance structure. The Company also aims to realize further growth for the energy business by positioning it to offer products, systems and services that improve customer value in next generation energy sources, which will ultimately maximize the corporate value of the Group.

Company Split #4 will be implemented by an absorption-type company split in which the Company will become the splitting company and a newly established wholly owned subsidiary will become the succeeding company ("New Company"). The New Company will obtain a special construction business licenses, essential for the energy business, which will realize a continuous and smooth business transition.

2. Overview of Company Split #4

(1) Schedule

Date of decision on details of Company Split #4	Late May 2017 (planned)
General meeting of shareholders for approval of Company Split #4	Late June 2017 (planned)
Effective date of Company Split #4	October 1, 2017 (planned)

(2) Method of Company Split #4

The absorption-type company split method will be used, in which the Company is the splitting company and the New Company is the succeeding company.

(3) Allotment related to Company Split #4

It is not decided at this point.

(4) Treatment of share options and bonds with share options associated with Company Split #4

The Company has not issued any share options or bonds with share options.

(5) Change in the stated capital associated with Company Split #4

Company Split #4 will neither increase nor decrease the amount of the stated capital of the Company.

(6) Rights and obligations to be transferred to the New Company

The New Company will succeed to the assets, rights, obligations, and contractual status, etc., that belong to the "Transferred Business," in principle. The term "Transferred Business" is defined in 4(1) of this notice.

16

(7) Outlook of performance of obligations

It is understood that the New Company will be able to fulfill all obligations that have a maturity date on or after the effective date of Company Split #4.

3. Overview of companies associated with Company Split #4

	Splitting company	New Company
(1) Name	Toshiba Corporation	Undecided
(2) Address	1-1 Shibaura 1-chome, Minato-ku, Tokyo	Undecided
(3) Name and Title of Representatives	Satoshi Tsunakawa, Representative Executive Officer, President & CEO	Undecided
(4) Business Outline	Energy Systems & Solutions, Infrastructure Systems & Solutions, Storage & Electronic Devices Solutions and Industrial ICT Solutions	Development, manufacture and sales of energy business products, systems and services (planned)
(5) Capital Stock	200,000 million yen	Undecided
(6) Establishment	June 25, 1904	Undecided
(7) No. of Outstanding Shares	4,237,602,026 shares	Undecided
(8) Fiscal Term	March 31	Undecided
(9) No. of Employees	166,892 (consolidated) (as of December 31, 2016)	Undecided
(10) Main Financing Bank	Sumitomo Mitsui Banking Corporation Mizuho Bank, Ltd. Sumitomo Mitsui Trust Bank, Limited The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Undecided
(11) Major Shareholders and Shareholding Ratio	JP Morgan Chase Bank 380055 (standing proxy: Mizuho Bank, Ltd.) 4.14% The Master Trust Bank of Japan, Ltd. (trust account) 3.76% Japan Trustee Services Bank, Ltd. (trust account) 2.90% Toshiba Employees	Toshiba Corporation 100%

17

Shareholding Association 2.88% The Dai-ichi Life Insurance Company, Limited 2.72%	
(12) Financial Condition and Operating Performance in Preceding Fiscal Year (Fiscal year ended March 31, 2016)		
Net Assets (Equity)	672,258 million yen (consolidated)	---
Total Assets	5,433,341 million yen (consolidated)	---
Shareholder's Equity per Share	77.67 yen (consolidated)	---
Net Sales	5,668,688 million yen (consolidated)	---
Operating Income	-708,738 million yen (consolidated)	---
Recurring Profit	---	---
Net Income (Loss)	-460, 013 million yen (consolidated)	---
Net Income (Loss) per Share	-108.64 yen (consolidated)	---

Notes:

1. Number of Major Shareholders and Shareholding Ratios are as of September 30, 2016.
2. Financial Conditions and business results (excluding operating income) of the splitting company are based on US GAAP.

4. Overview of the in-house company to be split

(1) Business of the in-house company to be split

Development, manufacture and sales of energy business products, systems and services. ("Transferred Business")

(2) Business performance of the in-house company to be split

① Fiscal Year 2015

Consolidated sales: 1,584.2 billion yen

Consolidated operating income: -346.3 billion yen

②Fiscal Year 2016 Third Quarter (first nine months cumulative)

Consolidated sales: 1,085.7 billion yen

Consolidated operating income: -759.8 billion yen

18

Notes:

1. Figures above include the performance of the Power and Industrial Systems Research and Development Center, Landis+Gyr AG and Westinghouse Electric Company. However, the New Company will not succeed the shares in Landis+Gyr AG and Westinghouse Electric Company.
2. Consolidated sales were 1,085.7 billion yen due to inclusion of WECTEC in the consolidation and a substantial loss of -716.6 billion yen was recorded in consolidated operating loss due to a loss on impairment of goodwill in Nuclear Power Systems.

(3) Items and amount of assets and liabilities to be split
It is not decided at this point, as the assets and liabilities are under review

5. Overview of splitting company after Company Split #4
There will be no change in the splitting company's name, address, name and title of the representative, principal business, stated capital, or fiscal term.

6. Overview of the New Company after Company Split #4

Name	Not yet decided
Address	Not yet decided
Name and Title of Representative	Not yet decided
Business Outline	Development, manufacture and sales of energy business products, systems and services (planned)
Capital Stock	Not yet decided
Fiscal Term	Not yet decided

7. Future Outlook
As the New Company will be a wholly-owned subsidiary of the Company, Company Split #4 will have no impact on the Company's consolidated financial results. The Company will announce items that are undecided at this point as they are clarified.

# # #

19

SCHEDULE 8.5
Toshiba Affiliates
Each of the following entities shall be deemed to be on Schedule 8.5 for purposes of Section 8.5(c) and 8.5(d) of the Settlement Agreement. Each of the following entities shall be deemed to be on Schedule 8.5 for purposes of Section 8.5(e) to the extent such entity has performed any activities connected in any way with the EPC Agreement and are also either performing Work as defined in the EPC Agreement or are Subcontractors or Vendors as defined in the EPC Agreement; provided that Owners will use commercially reasonable efforts to extend such coverage to entities on Schedule 8.5 that are not performing Work.

1.	Toshiba Corporation

2.	Toshiba America, Inc.

3.	Toshiba Nuclear Energy Holdings (US) Inc.

4.	Toshiba America Nuclear Energy Corporation

5.	Toshiba America Energy Systems Corporation

6.	Toshiba International Corporation

7.	Toshiba of Europe Limited

8.	Toshiba International (Europe) Ltd.

9.	Toshiba Plant Systems & Services Corporation

10.	TPSC US Corporation

11.	Toshiba Technical Services International Corporation

12.	Toshiba Electric Service Corporation

13.	Toshiba Electronic Devices & Storage Corporation

14.	Toshiba Solutions Corporation

15.	Toshiba Energy Systems & Solutions Corporation